As filed with the Securities and Exchange Commission on September 4, 2008
      Registration No. 333–151561

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
HOME FEDERAL HOLDINGS CORPORATION
(Name of Registrant as specified in its Charter)

Georgia	6021	26-1822378
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
4271 Mundy Mill Road
Oakwood, Georgia 30566
(770) 532-4372
(Address, including Zip Code, and Telephone Number of Registrant’s Principal Executive Offices)
Clyde A. McArthur
4271 Mundy Mill Road
Oakwood, Georgia 30566
(770) 532-4372
(Name, Address, including Zip Code, and Telephone Number of Agent for Service)

Copy to:
Larry W. Shackelford, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
Phone (404) 885-3926

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount to	Proposed Maximum	Aggregate Offering	Registration
Securities to be Registered	Be Registered	Offering Price Per Unit	Price	Fee
Common Stock, $.01 par value per share	2,000,000	$10.00	$20,000,000	$786.00(5)
Warrants to purchase common stock	400,000(1)	N/A(1)	N/A(1)	N/A(1)
Warrants to purchase common stock	500,000(1)	N/A(1)	N/A(1)	N/A(1)
Common stock, $.01 par value per share issuable upon exercise of the warrants	900,000(2)	$10.00(3)	$9,000,000(4)	$353.70(5)

(1)	Because no separate consideration will be paid for the warrants, the registration fee is included in the fee for the common stock.

(2)	In the event of a stock split, stock dividend or similar transaction involving Registrant’s common stock, in order to prevent dilution, the number of shares will be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Represents the exercise price per share for each warrant.

(4)	Calculated in accordance with Rule 457(i) under the Securities Act.

(5)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion; Dated September 4, 2008
2,000,000 Shares of Common Stock
900,000 Warrants to Purchase Common Stock
900,000 Shares of Common Stock Issuable Upon the Exercise of the Warrants
HOME FEDERAL HOLDINGS CORPORATION
A Proposed Holding Company for
Home Federal Bank, National Association
(In Organization)
Common Stock
$10.00 per share

     We are conducting this initial public offering of common stock to raise capital to form Home Federal Bank, National Association (“Home Federal Bank”), a national bank in organization in Oakwood, Hall County, Georgia. Home Federal Holdings Corporation (the “Company”) will be the holding company and sole shareholder of Home Federal Bank after it is organized. We have yet to commence our proposed business operations. We are offering a minimum of 1,500,000 and a maximum of 2,000,000 shares of our common stock at a price of $10.00 per share. Each subscriber in this offering must purchase a minimum of 500 shares and we will not accept subscriptions for more than 50,000 shares without prior approval of our board of directors. For each five shares an investor purchases in this offering, such investor will receive one warrant to purchase an additional share of common stock of the Company. Each warrant will have an exercise price of $12.50 per share, will have a term of three years from the date that Home Federal Bank opens for business, will vest immediately and become immediately exercisable. This prospectus also relates to the shares of common stock issuable upon the exercise of these warrants.
     Our organizers and directors anticipate purchasing approximately 192,500 shares in the offering, although they reserve the right to purchase additional shares if necessary in order for us to satisfy the minimum offering condition. In recognition of their service and the financial risk they have undertaken, we are also offering our organizers and directors one warrant to purchase a share of our common stock for each share of common stock they purchase in this offering. The warrants will have an exercise price of $10.00 per share, have a term of 10 years, and, in the case of warrants issued to our directors, will vest in equal annual increments of 33.3% beginning on the first anniversary of the date Home Federal Bank opens for business, and, in the case of warrants issued to our organizers who do not serve as directors, will vest immediately and be exercisable in equal annual increments of 33.3% beginning on the first anniversary of the date Home Federal Bank opens for business. This prospectus also relates to the shares of common stock issuable upon the exercise of these warrants.
     Our officers and directors will be marketing our common stock on a best efforts basis and will not receive any commissions for sales they make.
     Because this is a “best efforts” offering, there is no guarantee that the required minimum offering of 1,500,000 shares will be sold. Shares sold in this offering will not be listed on Nasdaq or any national securities exchange. The common stock is a new issue of securities for which there is currently no public market. We do not believe that an active trading market will develop for the common stock after this offering. As a result, you may be unable to resell your shares of common stock or you may only be able to sell them at a substantial discount.
     This offering is scheduled to end on March 31, 2009, but we may extend it without notice to subscribers until December 31, 2009, at the latest. We will deposit all subscription funds in an interest-bearing escrow account with an independent escrow agent until we have received subscriptions for 1,500,000 shares. If we do not receive subscriptions for 1,500,000 shares by December 31, 2009, we will terminate this offering and promptly return all funds to subscribers, without interest. We reserve the right to reject all or part of any subscription for any reason.

     An investment in our common stock involves risks. You should not invest in this offering unless you can afford to lose all of your investment. We have described what we believe are the material risks of this investment under the heading “Risk Factors” beginning on page 8.

		Minimum	Maximum
	Per Share	Offering	Offering
Public offering price(1)	$10.00	$15,000,000	$20,000,000

(1)	The offering price for the shares has been arbitrarily determined by our organizers and may not accurately reflect the value of an investment in our common stock. No representation is made that the shares have a market value or could be resold at any price.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The shares of our common stock and the warrants offered are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

The date of this prospectus is September ___, 2008

Prospective investors may rely only on the information contained in this prospectus. No one has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

SUMMARY OF INFORMATION
     This summary provides a brief overview of the material aspects of this offering. To fully understand this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.
General
     Home Federal Holdings Corporation (the “Company,” “us,” “we,” or “our”) is a Georgia corporation that was incorporated on January 23, 2008, to organize and serve as the holding company for Home Federal Bank, National Association (“Home Federal Bank”), a national bank in organization in Oakwood, Hall County, Georgia. Home Federal Bank will operate as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located in Hall County, Georgia. Our executive offices are located at 4271 Mundy Mill Road, Oakwood, Georgia 30566. Our telephone number is (770) 532-4372.
     On April 14, 2008, we filed an application with the Office of the Comptroller of the Currency, which we refer to herein as the OCC, to organize Home Federal Bank as a national bank in Hall County. We withdrew and refiled this application with the OCC on July 25, 2008. We are awaiting approval of Home Federal Bank’s charter application. In order to receive final approval of our application to organize Home Federal Bank, we will be required to raise a minimum of $15,000,000 in capital and implement appropriate banking policies and procedures. We are also awaiting conditional approval of our application for deposit insurance from the Federal Deposit Insurance Corporation, or FDIC. We have also filed an application with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Georgia Department of Banking and Finance (the “Georgia Department”) for the authority to become a bank holding company and to acquire all of the capital stock of Home Federal Bank. After receiving all regulatory approvals, we anticipate beginning operations in December 2008.
Why We Are Organizing a New Bank in Hall County
     We believe the south Hall County market presents a growing and diversified economic environment that will support the formation of Home Federal Bank. Over the last decade, south Hall County has experienced rapid growth. According to Claritas, Inc., the population of Home Federal Bank’s proposed market has grown 21.1% since 2000, and is projected to grow 14.5% over the next five years, with an estimated population of 119,240 by 2011. The total population of Hall County was 173,256 in 2006 and is projected to grow 12.5% to 194,861 by 2010. South Hall County has a growing and diverse economy, featuring professional, business, health and educational services, and retail trade. Hall County is located approximately sixty miles from Atlanta in northeast Georgia. As of June 30, 2007, south Hall County had a deposit base of approximately $521,838,000. Deposits in south Hall County increased 8.0% between June 2006 and June 2007.
     In addition to south Hall County’s anticipated growth and diverse economy, we believe that consolidation within the financial services industry may further enhance our opportunity to establish a banking presence in the south Hall County market. Recently, the largest community bank in Hall County was sold to a multi-state bank. Giving effect to that pending sale, as of June 30, 2007, the large national and regional banks now operating in south Hall County would have held approximately 78% of the deposits in south Hall County. These large national and regional banks include Bank of America, Branch Banking and Trust Company, SunTrust Bank, United Community Bank, Regions Bank and Wachovia Bank.
     Acquisitions of community banks by large national and regional banks often result in the dissolution of local boards of directors and in significant turnover in management and customer service personnel who possess extensive banking experience and strong ties to the local community. Accordingly, we intend to hire experienced and talented individuals who will complement the community banking experience of our proposed chief executive officer, chief lending officer and chief financial officer. Bank mergers and acquisitions also necessitate the consolidation of data processing systems which often create disruptions in customer service. As a locally-owned community bank based in Hall County, we will offer convenient service, local decision-making and competitive loans. Additionally, by focusing our operations on the communities we serve, we believe that we will be able to respond to changes in our market more quickly than large institutions.
Our Organizers and Management
     Home Federal Bank is being organized by 12 local business and community leaders. Our organizers are:

Clyde A. McArthur	Lawrence R. Dunn
William G. Bagwell	Trent P. Gaites
John K. Bailey	Sidney A. Howell
John W. Bailey	Daniel Olejnik
Randall L. Crow	Henry C. Schmerler
Ricky D. Davis	H. Phillip Wilburn
     All of our organizers will serve as the directors of Home Federal Holdings Corporation and a subset of our organizers will, upon approval of the OCC, serve as the initial directors of Home Federal Bank. Our organizers and directors intend to utilize their diverse backgrounds and their local business relationships to attract customers from all segments of the community. The directors of the Company are:

Clyde A. McArthur	Rita B. Gray
William G. Bagwell	Sidney A. Howell
John K. Bailey	Daniel Olejnik
John W. Bailey	Henry C. Schmerler
Randall L. Crow	H. Phillip Wilburn
Ricky D. Davis	Robert B. Wise
Lawrence R. Dunn
Trent P. Gaites
     Upon approval of the OCC, the following will serve as the initial directors of Home Federal Bank:

William G. Bagwell	Rita B. Gray
John K. Bailey	Clyde A. McArthur
Randall L. Crow	Daniel Olejnik
Ricky D. Davis	Henry C. Schmerler
Lawrence R. Dunn	H. Phillip Wilburn
Trent P. Gaites	Robert B. Wise
     Our founders are:

Julie L. Albert	Ed Schultz
Alan C. Bailey	Eugene Sparlin
Larry S. Bullock	Samuel Sparlin
John Drillot	Gary J. Wytiaz
     In addition, our senior management team includes individuals with significant experience in the banking industry in Georgia. We have hired Mr. Robert B. Wise to serve as the vice-chairman and chief executive officer of Home Federal Holdings Corporation and Home Federal Bank, as well as the chief lending officer of Home Federal Bank. Mr. Wise has over 42 years of community banking experience in Georgia and is a seasoned chief executive officer. We have hired Mr. Clyde A. McArthur as the president and chief financial officer of Home Federal Holdings Corporation and president of Home Federal Bank. Mr. McArthur has 34 years of banking experience and is experienced in SEC reporting and the formation of de-novo banks. We have hired Mrs. Rita B. Gray to serve as chief financial officer of Home Federal Bank. Mrs. Gray has 40 years of banking experience and is experienced in financial reporting and the formation of de-novo banks.

Products and Services
     We plan to offer quality products and personalized services while providing our customers with the financial sophistication and array of products typically offered by a larger bank. Our lending services will include real estate-related loans, consumer loans to individuals and commercial loans to small-to medium-sized businesses and professional concerns. Our current working capital and our ability to generate, maintain and increase our deposits will be our primary source of funding for such loans. We will offer a broad range of competitively priced deposit services including demand deposits, regular savings accounts, money market deposits, certificates of deposit and individual retirement accounts. To complement our lending and deposit services, we intend to also provide overdraft protection, direct deposit, wire transfers, night depository, credit cards, safe-deposit boxes, travelers checks, debit cards and automatic drafts. We intend to offer our services through a variety of channels, including automated teller machines, telephone banking, internet banking with corporate cash management services, remote capture systems and, in the future, branch offices.
Philosophy and Strategy
     Initially, our business strategy will be carried out through the operations and growth of Home Federal Bank. At the bank level, our management philosophy will be to deliver exceptional customer service through experienced personnel who understand and care about the banking needs of our customers. We believe that this philosophy will distinguish Home Federal Bank from its competitors and will enable us to be successful.
     To carry out our philosophy, our business strategy will involve:
•	hiring and retaining experienced and qualified banking personnel, preferably with established client relationships;

•	cross-training our staff to answer questions about our products and services so that each employee can not only resolve banking-related customer questions, but also can suggest product services that may be of interest to our customers;

•	capitalizing on our organizers’ diverse community involvement and business experience;

•	implementing a comprehensive and on-going active call program involving all of our directors and officers;

•	providing individualized attention with local decision-making authority;

•	implementing an aggressive marketing program;

•	positioning our main office facility to provide convenience, to access our targeted markets, and to demonstrate our local commitment;

•	utilizing sophisticated financial services technology and strategic outsourcing to provide an array of banking products and services; and

•	establishing a community identity by positioning ourselves as a locally-owned bank that is responsive to the banking needs of south Hall County.

The Offering

Common Stock Offered	Minimum – 1,500,000 shares

Maximum – 2,000,000 shares

Common Stock to be Outstanding After the Offering	Minimum — 1,500,000 shares Maximum — 2,000,000 shares

These totals do not include up to 400,000 shares of our common stock issuable upon the exercise of common stock purchase warrants to be issued to the subscribers in this offering, up to 500,000 shares of our common stock issuable upon the exercise of common stock purchase warrants to be issued to our organizers and directors, the issuance of each which is also covered by this prospectus, and up to 250,000 shares of common stock that we may issue to our key employees pursuant to our stock option plan.

Offering Price Per Share	$10.00

Plan of Distribution	Shares of our common stock will be sold on a “best efforts” basis by our officers and directors who will receive no commissions for any sales they make.

Use of Proceeds	We will use the net proceeds of the offering as follows:

• approximately $560,000 to repay our organizing line of credit for monies advanced for pre-opening expenses;

• approximately $142,000 to repay organizer advances for monies advanced for pre-opening expenses;

• $14,000,000 to capitalize Home Federal Bank; and

• all remaining amounts to provide working capital for Home Federal Holdings Corporation.

See “Use of Proceeds” on page 20.

Home Federal Bank will use the $14,000,000 it receives from Home Federal Holdings Corporation as follows:

• approximately $939,400 to repay our organizing line of credit with Nexity Bank for monies advanced for pre-opening expenses;

• approximately $940,000 to pay salaries and benefits to Home Federal Bank employees during our first 12 months of operations;

• approximately $269,000 to pay general administrative expenses;

• approximately $1,093,000 for the purchase of our initial office facility in Oakwood, Georgia;

• approximately $365,000 to remodel, furnish, equip and occupy our initial main office facility in Oakwood, Georgia; and

• approximately $9,583,600 to provide working capital to operate, including making loans and other investments.

For estimated amounts for each of these projected uses, see “Use of Proceeds” on page 20.

Offering Conditions	We must satisfy the following conditions to complete our offering:

• at least $15,000,000 must be deposited with our escrow agent, Nexity Bank.

• the OCC must approve Home Federal Bank’s charter application;

• the FDIC must approve Home Federal Bank’s deposit insurance application;

• the Federal Reserve and the Georgia Department must approve Home Federal Holdings Corporation’s application to become a bank holding company; and

• Home Federal Holdings Corporation must not have canceled this offering before funds are withdrawn from the escrow account.

See “Terms of the Offering – Conditions of the Offering” on page 16.

Escrow Arrangements	Until we have satisfied all offering conditions, we will place all subscription funds in an escrow account with Nexity Bank. If we do not meet all of the offering conditions by March 31, 2009, and we do not elect to extend the offering, we will return to all subscribers their funds placed in the escrow account, without interest. Prior to the release of the funds, the escrow agent will invest the funds in interest-bearing bank accounts.

Once we have satisfied all of the offering conditions, the escrow agent will release all subscription funds to us. Any funds received after that time will not be placed in an escrow account, but will be immediately available funds of Home Federal Holdings Corporation. At that point, all subscribers may lose all or a portion of their investment. For example, if Home Federal Bank does not receive final regulatory approval to open, we will seek shareholder approval to dissolve and liquidate. Upon liquidation, we will promptly return to shareholders all funds, less all expenses incurred by us, including our offering, pre-opening and organizing expenses. We estimate that offering, pre-opening and operating expenses will be $1,000,000, which would result in the return to investors of not more than $9.00 for each share subscribed. See “Terms of the Offering – Escrow of Subscription Funds” on page 16.

Ownership by Our Management
     Our organizers and directors anticipate purchasing approximately 192,500 shares of our common stock, representing approximately 12.8% of the 1,500,000 shares of common stock to be outstanding upon completion of the minimum offering, or 9.6% of the 2,000,000 shares to be outstanding if the maximum offering is completed. In addition, in recognition of the financial risk undertaken in jointly and severally guaranteeing our line of credit and in recognition of their continued service as directors of Home Federal Holdings Corporation and Home Federal

Bank, our organizers and directors are being offered by this prospectus warrants to purchase shares of our common stock, at an exercise price of $10.00 per share. Each organizer and director will receive one warrant for each share the organizer or director purchases in the offering. The one-to-one ratio between the anticipated number of shares to be purchased by our organizers and directors and the number of warrants to be issued to them was determined after considering a number of factors. The principal factors we considered were the financial risk undertaken in guaranteeing our line of credit, prevailing market conditions, comparable de novo bank and bank holding company capitalizations and regulatory restrictions. In addition, our organizers reserve the right to purchase additional shares, if necessary, to satisfy the minimum offering condition. We believe our organizers’ and directors’ financial interest in Home Federal Holdings Corporation will encourage their active participation in growing our business. Our organizers, directors and executive officers will be able to exercise significant control over the management and affairs of Home Federal Holdings Corporation and Home Federal Bank, and will be able to significantly influence all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. These persons, individually or as a group, may have interests that are different from yours as an investor.
     In addition, in recognition of the financial risk undertaken in jointly and severally guaranteeing our line of credit, our founders are being offered by this prospectus warrants to purchase shares of our common stock, at an exercise price of $10.00 per share. The number of warrants each founder will receive will be equal to the lesser of (i) the number of shares purchased by such founder in this offering, and (ii) the number equal to the pro rata share of the dollar amount of our line of credit such founder has guaranteed. The principal factors we considered were the financial risk undertaken in guaranteeing our line of credit, prevailing market conditions, comparable de novo bank and bank holding company capitalizations and regulatory restrictions.
     Given the intent of our organizers, directors and founders to purchase 192,500 shares in this offering, we expect that they will be granted warrants to purchase an aggregate of 183,429 shares. Our organizers, directors and founders collectively guarantee $1,500,000 of our line of credit. Because our organizers, directors, and founders will be able to purchase shares subject to the warrants at $10.00 per share, if the market price of our common stock rises, our organizers, directors, and founders will be able to purchase a significant amount of our common stock in the future for less than the prevailing market value. See “Terms of the Offering – Purchases by Organizers, Directors and Founders” and “Description of Capital Stock of Home Federal Holdings Corporation – Organizer and Founder Warrants.”
Dividends
     In light of regulatory restrictions and the need for us to retain and build capital, we plan to reinvest earnings and not pay dividends for the next several years. Our future dividend policy will depend on our earnings, capital requirements and financial condition, as well as other factors our board of directors considers relevant. See “Dividends” and “Supervision and Regulation – Payment of Dividends.”
Location of Our Offices
     The address and phone number of our executive office is:
4271 Mundy Mill Road
Oakwood, Georgia 30566
(770) 532-4372
     We expect our initial banking office to be located at the same address.

RISK FACTORS
     The following paragraphs describe what we believe are the material risks of an investment in our common stock. We may face other risks as well, which we have not anticipated. An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest. You should also carefully read the cautionary statement following this Risk Factors section regarding our use of forward-looking statements.
Risks Related to Our Business and Operations
We have no operating history upon which to base an estimate of our future financial performance.
     The Company was formed on January 23, 2008, and Home Federal Bank, which initially will be the sole subsidiary of Home Federal Holdings Corporation, is in its early stage of organization. Neither the Company nor Home Federal Bank has any operating history on which to base any estimate of their future financial performance. Due to this lack of operating history, there is not available either the type or amount of information that would be available to a purchaser of securities of a financial institution with an operating history. Accordingly, there is only a limited basis upon which to evaluate our prospectus for achieving our intended business objectives, and the financial statements presented in this prospectus may not be as meaningful as those of a company which does have a history of operations. In addition, the success of our operations must be considered in light of the expenses, complications, and delays frequently encountered in connection with the opening and development of a new bank. Any investment in the Company should be considered an extremely high-risk investment.
If we fail to begin banking operations, you could lose all or a portion of your investment.
     If you subscribe to this offering and funds are released from the escrow account and we incur start-up expenses, but are unable to begin banking operations, we will seek to dissolve and liquidate. In this event, we would return to shareholders all of their funds without interest, less all expenses incurred by us, including any amounts owed to creditors. If we dissolve and liquidate, it is possible that our liabilities may exceed our assets, in which case, investors in our common stock and other securities would lose their entire investment. After withdrawing funds from the escrow account, we must satisfy the following requirements in order to begin banking operations:
•	receive the OCC’s final approval of Home Federal Bank’s charter application;

•	satisfy conditions of the FDIC’s approval; and

•	satisfy the conditions of the approval the Federal Reserve and the Georgia Department for Home Federal Holdings Corporation to operate as a bank holding company.
Although we believe we will satisfy the above requirements after funds are withdrawn from the escrow account, we may be incorrect in our assumptions. If we are incorrect, investors in our common stock and other securities could lose all or a portion of their investment. See “Terms of the Offering – Failure to Begin Banking Operations.”
If we do not receive regulatory approvals in a timely manner, it could delay the date on which Home Federal Bank opens for business, resulting in increased pre-opening expenses and initial losses.
     Although we expect to receive all regulatory approvals and to open for business in December 2008 it is possible that all of these events may not occur. Any delay in beginning our banking operations will increase our pre-opening expenses and postpone our realization of potential revenues. Additionally, a delay will cause our accumulated deficit to increase as a result of continuing operating expenses, such as salaries and other administrative expenses, and our lack of revenue.

We will incur substantial start-up losses and do not expect to be profitable in the near future.
     Typically, new banks incur substantial start-up losses, are not profitable in the first year of operation and, in some cases, are not profitable for several years. We will incur substantial expenses in establishing Home Federal Bank as a going concern, and it is possible that we will not be profitable and that future earnings, if any, will not meet the levels of earnings prevailing in the banking industry. From February 1, 2007, the date we began our organizational activities, through January 31, 2008, our net loss amounted to $595,112. The estimated net loss of Home Federal Holdings Corporation and Home Federal Bank for the period from February 1, 2007 through December 1, 2008, the anticipated opening date for Home Federal Bank, is $1,391,798. Because we will initially act as the sole shareholder of Home Federal Bank, our profitability will depend upon the bank’s successful operation. See “Management’s Discussion and Analysis of Financial Condition and Plan of Operations.”
Failure to implement key elements of our business strategy may adversely affect our financial performance.
     If we cannot implement key elements of our business strategy, our financial performance may be adversely affected. Our organizers have developed a business plan that details the strategies that we intend to implement in our efforts to achieve profitable operations. The strategies include hiring and retaining experienced and qualified employees and attracting individual and business customers from south Hall County. Even if the key elements of our business strategy are successfully implemented, they may not have the favorable impact on operations that we anticipate. See “Description of Proposed Business – Philosophy and Strategy.”
Departures of our key personnel or directors may impair our operations.
     Robert B. Wise, Clyde A. McArthur and Rita B. Gray are important to our success, and if we were to lose their services, our financial condition and results of operations could be adversely affected. These three individuals have been instrumental in our organization and will be key management officials in charge of our daily business operations. Although we have entered into employment agreements with each of Messrs. Wise and McArthur and Mrs. Gray, we cannot be assured of their continued service.
     In addition, our directors’ community involvement and extensive local business relationships are important to our success. Our growth could be adversely affected if the composition of our board of directors changes significantly. See “Management.”
Lack of additional working capital may cause curtailment of any expansion plans, while raising capital through sale of equity securities would dilute shareholders’ percentage of ownership.
     The potential exists that our available capital resources may not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to December 1, 2008. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, this could materially adversely affect our financial condition and results of operations.

We will face strong competition for customers, especially from larger and more established financial institutions, which may hinder us from obtaining customers and may cause us to pay higher interest rates on our deposits or charge lower interest rates on our loans than our competitors’ rates for an extended period.
     We anticipate offering competitive loan and deposit rates as we establish ourselves in the market, but if excessive competition forces us to offer more aggressive pricing indefinitely, our net interest margin will suffer and our financial performance will be negatively impacted. We will compete with numerous other lenders and deposit-takers, including other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms. With multiple financial institutions already doing business in our primary service area, and given the chance that additional competitors may enter the market in the future, we will be faced with continuous competition. See “Description of Proposed Business – Market Opportunities – Competition.” Moreover, some of these competitors are not subject to the same degree of regulation as we will be and may have greater resources than will be available to us. Competition from non-traditional financial institutions may also affect our success due to the Gramm-Leach-Bliley Act. See “Supervision and Regulation.”
We may not be able to compete with our larger competitors for larger customers because our lending limits will be lower than theirs.
     Our lending limit will be significantly less than the limits for most of our competitors, and may hinder our ability to establish relationships with larger businesses in our market area. Based on the proposed capitalization and pre-opening expenses of Home Federal Bank, our initial legal lending limit will be approximately $2,069,955 for loans not fully secured and $3,449,925 for loans fully secured by collateral. These legal limits will increase or decrease as Home Federal Bank’s capital increases or decreases as a result of its earnings or losses, among other reasons. Based on our legal lending limit, we will need to sell participations in our loans to other financial institutions in order to meet the lending needs of our customers requiring extensions of credit above these limits. However, our strategy to accommodate larger loans by selling participations in those loans to other financial institutions may not be successful. In addition, we will initially have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Atlanta which will permit us to borrow against our loan portfolio at preferred rates. See “Description of Proposed Business – Lending Services.”
Our success will depend significantly upon general economic conditions in Hall County.
     Our operations and profitability may be more adversely affected by a local economic downturn than those of our larger competitors which are more geographically diverse. Since the majority of our borrowers and depositors are expected to be individuals and businesses located and doing business in south Hall County, our success will depend significantly upon the general economic conditions in and around south Hall County. An adverse change in the local economy of south Hall County could make it more difficult for borrowers to repay their loans, which could lead to loan losses for Home Federal Bank. In addition, such conditions can make it more difficult for us to dispose of collateral on favorable terms after foreclosing on it, increasing the possibility that we will incur losses on non-performing loans.
Rapidly rising or falling interest rates could significantly harm our business.
     A rapid increase or decrease in interest rates could significantly harm our net interest income, capital and liquidity. Our profitability will depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets, such as loans and investment securities, and the interest expense paid on our interest-bearing liabilities, such as deposits and borrowings. To the extent that the maturities of these assets and liabilities differ, rapidly rising or falling interest rates could significantly and adversely affect our earnings, which, in turn, would impact our business. See “Description of Proposed Business – Asset and Liability Management.”

We are subject to extensive federal and state regulation.
     The banking business is highly regulated. The business and operations of our company and Home Federal Bank are regulated by one or more of the OCC, the FDIC, the Federal Reserve System and the Georgia Department. Our failure to comply with all of the rules and regulations of these authorities may impact our ability to execute our business plan or even continue to operate.
We are a holding company and our ability to pay dividends is limited and depends on Home Federal Bank’s legal ability to pay dividends, as well as the judgment of our board of directors.
     As a holding company, we will have no direct business operations other than the ownership of Home Federal Bank and any other possible operating subsidiaries. We will initially have limited sources of income other than dividends we receive from Home Federal Bank. Our ability to pay dividends will therefore depend largely on the bank’s ability to pay dividends to us, which will be based primarily on the bank’s earnings, capital requirements and financial condition, among other factors. In addition, Home Federal Bank, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements.
     Bank holding companies and national banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and our need to retain and build capital, it will be our policy to reinvest earnings for the period of time necessary to help support the success of our operations. As a result, we do not plan to pay dividends until Home Federal Bank is cumulatively profitable. See “Dividends” and “Supervision and Regulation – Payment of Dividends.”
Risks Related to this Offering
The offering price of our common stock was arbitrarily determined by our organizers and may not accurately reflect the value of an investment in our common stock.
     Because we were only recently formed and Home Federal Bank is in the process of being organized, the public offering price could not be set by referencing historical measures of our financial performance. Therefore, the public offering price may not indicate the market price for our common stock after this offering. The public offering price was arbitrarily determined by our organizers based on several factors. These factors included prevailing market conditions and comparable de novo bank and bank holding company capitalizations. See “Determination of Offering Price.”
We do not expect that an active trading market for our common stock will develop, which means that you may not be able to sell your shares.
     There is currently no trading market for our stock. Since the size of this offering is relatively small, we do not expect that an active and liquid trading market for our common stock will develop within the next five years, and an orderly or liquid market may never develop for the shares of our common stock. If an active trading market does not develop, you may not be able to sell your shares promptly, or perhaps at all. Therefore, you should not invest in this offering if you have a short-term investment intent.
     Even if a trading market does develop, the price at which you purchase shares of our common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. In addition, there is a risk that the absence of potential buyers will prevent you from selling your shares if you decide to reduce or eliminate your investment in the Company. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock.

Our organizers and directors will have the ability to influence shareholder actions, and they may have interests that are different from yours as an investor.
     Our organizers and directors will be able to exercise significant control over the management and affairs of Home Federal Holdings Corporation and Home Federal Bank, and will be able to significantly influence all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. These persons, individually or as a group, may have interests that are different from yours as an investor. Our organizers, founders and directors intend to purchase 192,500 shares of our common stock, which will equal approximately 12.8% of the 1,500,000 shares to be outstanding upon completion of the minimum offering or approximately 9.6% of the 2,000,000 shares to be outstanding if the maximum number of shares is sold. In addition, our organizers and directors may own up to 436,929 shares, or approximately 25.0% of our outstanding common stock, assuming the completion of the minimum offering and the exercise of all warrants and stock options expected to be issued to them. See “Management.”
Through the exercise of warrants and stock options, our organizers, directors, officers, and founders may be able to acquire shares of our common stock for less than the market value of our common stock, which would cause dilution of your ownership interest in Home Federal Holdings Corporation.
     Upon completion of the minimum offering, we expect to grant to our organizers, directors and founders warrants to purchase an additional 183,429 shares of our common stock in recognition of the financial risks undertaken by them in forming Home Federal Holdings Corporation and Home Federal Bank. Each warrant will entitle the organizer, director or founder to purchase one additional share of common stock, at a purchase price of $10.00 per share. See “Terms of the Offering – Purchases by Organizers, Directors and Founders,” “Description of Capital Stock of Home Federal Holdings Corporation – Organizer and Founder Warrants.” In addition, we have reserved common stock in an amount equal to approximately 15% of the shares sold in this offering for future issuance under our stock option plan. Of the shares reserved for issuance under our stock option plan, we intend to grant to Mr. Wise options to purchase up to 7,500 shares at a purchase price of $10.00 per share, to grant to Mr. McArthur options to purchase up to 15,000 shares at a purchase price of $10.00 per share and to grant Mrs. Gray options to purchase up to 5,000 shares at a purchase price of $10.00 per share. See “Executive Compensation – Stock Option Plan.”
     These warrants and stock options will provide our organizers, directors, officers, and founders with the opportunity to profit from any future increase in the market value of our common stock or any increase in our net worth without paying for the shares initially. Because our organizers, directors, officers, and founders will be able to purchase shares subject to these warrants and stock options at $10.00 per share, if the market price of our common stock rises, our organizers, directors, officers, and founders will be able to purchase a significant amount of our common stock in the future for less than the prevailing market value. Any exercise of these warrants or stock options would result in dilution of your ownership interest in Home Federal Holdings Corporation. If all of these warrants and stock options were exercised, our organizers, directors, and founders would own 436,929 shares of our common stock, which would represent approximately 25.0% of the shares outstanding after the offering, if the minimum number of shares is sold in the offering.
Purchasers in this offering will experience immediate and substantial dilution.
     The investors in this offering are subject to substantial dilution of the net tangible book value of their common stock immediately upon the completion of this offering and the opening of Home Federal Bank for business. Purchasers of the shares in this offering will incur an immediate dilution of $1.09 to $1.32 in the net tangible book value per share of common stock from the offering price at $10.00 per share, assuming the maximum and minimum offering is achieved respectively.
The market price of our common stock may be volatile.
     If a market develops for our common stock after this offering, significant market price volatility may be experienced. Factors that may affect the price of our common stock include its depth and liquidity, investor perception of our financial strength, conditions in the banking industry such as credit quality and monetary policies, and general economic and market conditions. Our quarterly operating results, changes in analysts’ earnings or other developments affecting us could cause the market price of our common stock to fluctuate substantially. In addition, from time to time the stock market experiences extreme price and volume fluctuations. This volatility may significantly affect the market price of our common stock for reasons unrelated to our operating performance.
     It is possible that all shares will not be sold during the offering period. Investors have no right to the return or use of the funds while in escrow.
Our profitability and growth could be adversely affected by changes in the law, especially changes deregulating the banking industry.
     We will be subject to extensive federal government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by federal banking laws and regulations. These and other restrictions limit the manner in which we may conduct our business and obtain financing, including our ability to attract deposits, make loans and achieve satisfactory interest spreads. Many of these regulations are intended to protect depositors, the public, and the FDIC, not shareholders. In addition, the burden imposed by federal regulations may place us at a competitive disadvantage compared to competitors who are less regulated. Applicable laws, regulations, interpretations and enforcement policies have been subject to significant, and sometimes retroactively applied, changes in recent years, and may be subject to significant future changes. Future legislation or government policy may also adversely affect the banking industry or our operations. We cannot predict the effects of any potential changes, but they could adversely affect our future operations. See “Supervision and Regulation.”
The operation of Home Federal Bank may, in the future, require more capital than we will raise in this offering, and we may not be able to obtain additional capital on terms that are favorable to us or investors.
     We may choose to raise additional funds in debt or equity financing in the future to increase our working capital, strengthen our financial position, or to make larger loans. Should we need to obtain additional capital through the issuance of additional shares of our common stock or other securities, we may not be able to issue these securities at prices or on terms better than or equal to the public offering price and terms of this offering. The issuance of new securities could dilute your ownership interest in Home Federal Holdings Corporation. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our common stock, including repayment of their investment, and possibly additional amounts before any payments could be made to holders of our common stock.  Incurring additional debt, if authorized, would create rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our common stock.  Also, new investors may require that we and certain of our shareholders enter into voting arrangements that give them additional voting control or representation on our board of directors.
Georgia law and provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock.
     In many cases, shareholders receive a premium for their shares when a company is acquired by another company. Provisions of Georgia law and our articles of incorporation and bylaws contain provisions that may deter or prevent an attempt to change or gain control of Home Federal Holdings Corporation. These provisions include the possible existence of preferred stock, staggered terms for directors, restrictions on the ability to change the number of directors or to remove a director, special provisions regarding combinations with “interested” shareholders and the price at which an acquirer may purchase your shares of our common stock, and flexibility in evaluating acquisition proposals. As a result, you may be deprived of opportunities to sell some or all of your shares of our common stock at prices that represent a premium over market prices. See “Important Provisions of Home Federal Holdings Corporation’s Articles of Incorporation and Bylaws.”

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
     Some of the statements in this prospectus are “forward-looking statements.” Forward-looking statements include statements about the competitiveness of the banking industry, potential regulatory obligations, potential economic growth in our primary service area, our business strategies, our projected opening date and pre-opening expenses and other statements that are not historical facts. The words “anticipate,” “estimate,” “project,” “intend,” “expect,” “believe,” “forecast” and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. In addition, any statement in this prospectus that is not a historical fact is a “forward-looking statement.” These forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Some of these factors are set forth above in the section entitled “Risk Factors.” Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements.

TERMS OF THE OFFERING
General
     We are offering for sale a minimum of 1,500,000 shares and a maximum of 2,000,000 shares of our common stock in cash at a price of $10.00 per share. We are also offering to our investors transferable warrants to purchase up to an aggregate of 400,000 shares of our common stock. For each 5 shares purchased by an investor in this offering, such investor will be granted a warrant to purchase one share of our common stock. Each warrant will be immediately vested and exercisable for a term of three years, beginning on the first anniversary of the date on which Home Federal Bank opens for business, at an exercise price of $12.50 per share. In addition, we are offering to our organizers and directors nontransferable warrants to purchase up to 183,429 shares of our common stock, at an exercise price of $10.00 per share, and we are offering to our founders nontransferable warrants to purchase shares of our common stock at an exercise price of $10.00 per share. This prospectus also relates to the shares of common stock underlying the investor, organizer, director and founder warrants. See “—Purchases by Organizers, Directors and Founders.”
     We are selling the Shares on a best efforts basis. The minimum purchase for each investor is 500 shares of our common stock, unless we, in our sole discretion, accept a subscription for a lesser number of shares. We will not accept any subscription for more than 50,000 shares of our common stock without the prior approval of our board of directors. The purchase price of $10.00 per share must be paid in full upon signing and delivering a subscription and investment agreement. A subscription and investment agreement for your use is attached to this prospectus as Appendix B. We will accept subscriptions to purchase shares until 5:00 p.m., Eastern Time, on March 31, 2009, unless we sell all of the shares earlier or otherwise terminate or extend the offering. Subscriptions will be binding on subscribers and may not be revoked without our consent once we have accepted their subscription checks, bank drafts or money orders. We reserve the right to terminate this offering for any reason whatsoever at any time prior to the time we withdraw funds from the subscription account. We also reserve the right to extend the offering without notice to subscribers for any reason for up to three consecutive three month periods, or not later than December 31, 2009. If the offering is extended, subscriptions that we have already accepted will still be binding.
     All subscriptions delivered by subscribers are subject to acceptance by the Company, and we reserve the absolute and unqualified right to reject or reduce any subscription, for any reason prior to acceptance, or to waive the minimum share purchase requirement of 500 shares. If the offering is oversubscribed, we plan to give preference to our organizers, directors, and founders, and then to subscribers who are residents within our primary market area. In addition, in determining which subscriptions to accept or reduce or whether to waive the minimum share purchase requirement of 500 shares, we may take into account any other factors we consider relevant, including the order in which subscriptions were received, a subscriber’s potential to do business with us and our desire to have a broad distribution of ownership. Subscriptions may be reduced on a first come, first served or pro-rata basis in the event the offering is oversubscribed, or in any other manner based on the factors previously discussed in this paragraph. Rejected subscriptions will be returned to the subscriber without interest.
     Prior to this offering, there has been no established public trading market for our common stock or the warrants, and we do not anticipate that an established market will develop. The offering price has been arbitrarily determined and is not a reflection of our book value, net worth or any other such recognized criteria of value. In determining the offering price of our common stock, our organizers considered, among other factors, prevailing market conditions and comparable de novo bank and bank holding company capitalizations. There can be no assurance that, if a market should develop for our common stock, the post-offering market price will equal or exceed our $10.00 per share offering price.

Conditions of the Offering
     This offering will expire at 5:00 p.m., Eastern Time, on March 31, 2009, unless we sell all of the shares earlier or otherwise terminate or extend the offering. This offering may be extended by the Company for any reason for up to three consecutive three-month periods, or not later than December 31, 2009. This offering is expressly conditioned upon the fulfillment of the following conditions. The offering conditions, which may not be waived, are as follows:

•	at least $15,000,000 must be deposited with our escrow agent, Nexity Bank;

•	we must receive preliminary approval from the OCC to charter Home Federal Bank;

•	we must receive approval of Home Federal Bank’s deposit insurance application from the FDIC;

•	we must receive approval from the Federal Reserve and the Georgia Department of Home Federal Holdings Corporation’s application to become a national bank holding company; and

•	we must not have canceled this offering prior to the time funds are withdrawn from the subscription escrow account.
Escrow of Subscription Funds
     Until all of the above offering conditions have been met, all subscriptions and documents delivered by subscribers will be placed in an escrow account with Nexity Bank. Under the terms of the escrow agreement, a copy of which is attached as Appendix A, if all of the offering conditions are met, we will certify this fact to the escrow agent, and the escrow agent will release all funds, with interest, to Home Federal Holdings Corporation.
     Prior to the release of the funds from the escrow account, the escrow agent will invest the funds in interest-bearing bank accounts, including savings accounts and bank money market accounts, short-term direct obligations of the United States Government and/or in short-term FDIC insured bank certificates of deposit. We will invest all funds obtained after the release of the funds from the escrow account and before we infuse capital into Home Federal Bank in a similar manner. We will use the offering proceeds to purchase all of the capital stock of Home Federal Bank, to repay certain expenses incurred in our organization and for working capital purposes. See “Use of Proceeds.”
     If the offering conditions are not met by March 31, 2009 (or such later date to which the offering is extended), the escrow agent will promptly return to the Company’s subscribers their proportionate share of the funds without interest. If the offering conditions are not satisfied, the expenses incurred by Home Federal Holdings Corporation will be borne by our organizers and not by subscribers.
     No assurance can be given that the funds in the escrow account can or will be invested at the highest rate of return available or that any profits will be released from the investment of these funds.
     If all of the offering conditions are satisfied, and we withdraw the funds from the subscription escrow account, all profits and earnings on the account will belong to Home Federal Holdings Corporation. If the minimum offering of 1,500,000 shares of common stock is sold before the expiration date, a minimum closing will be held. At that minimum closing, the funds will be released from the escrow account to Home Federal Holdings Corporation and subscribers to this offering will become shareholders of Home Federal Holdings Corporation. Thereafter, subscribers’ funds will be paid directly to Home Federal Holdings Corporation, rather than the Escrow Agent, upon acceptance.
     Nexity Bank, by accepting appointment as escrow agent under the escrow agreement, in no way endorses the purchase of our common stock.

Failure to Begin Banking Operations
     Although we believe it is unlikely, it is possible that subscribers whose funds were originally placed in the escrow account may lose a portion of their investment because while we may be able to fulfill the conditions of this offering, and thus be able to withdraw funds from the escrow account, we may fail to begin banking operations. When the conditions of this offering are met and funds are withdrawn from the escrow account, shares of our common stock will be issued to subscribers whose funds had been deposited in the escrow account. At that time, we will not have begun banking operations because final approval of Home Federal Bank’s charter application will not have been received and conditions imposed by other regulatory authorities will not have been satisfied.
     Other than capitalizing Home Federal Bank with at least $14,000,000, we believe obtaining the charter and opening for business will be based on meeting various requirements, such as passing a pre-opening examination. Because of our experienced management team, we expect we will have little difficulty satisfying these requirements after funds are withdrawn from the escrow account. In addition, even though we will have received the approvals of the OCC, the FDIC, and the Georgia Department prior to withdrawing funds from the escrow account, their approvals will contain conditions that will not be able to be fulfilled until Home Federal Bank is capitalized and is near opening. We expect these conditions will be procedural in nature and capable of prompt resolution.
     However, in the event our assumptions are incorrect and we are unable to begin banking operations after funds have been withdrawn from the escrow account, we will seek shareholder approval for dissolution and liquidation. Upon liquidation, we will promptly return to shareholders all funds, without interest, less all expenses incurred by us, including the expenses of this offering and our organization and pre-opening expenses. It is possible that the amount returned to shareholders may be further reduced by amounts paid to satisfy claims of creditors, as discussed below.
     Once we issue shares to subscribers, the offering proceeds will be considered part of our general corporate funds and may be subject to the claims of our creditors, including claims against us that may arise out of actions of our officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering before we begin banking operations. If such an attachment occurred and it became necessary to dissolve and liquidate Home Federal Holdings Corporation, the payment process might be delayed. Further, if it becomes necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.
Purchases by Organizers, Directors and Founders
     Our organizers, directors and founders anticipate purchasing 192,500 shares of our common stock in this offering, which will constitute approximately 12.8% of the 1,500,000 shares to be outstanding upon completion of the minimum offering, or approximately 9.6% of the 2,000,000 shares to be outstanding should the maximum number of shares be sold. All purchases of shares by our organizers and directors will be made at the same public offering price, $10.00 per share, as that paid by other investors and will count toward achieving the minimum offering. In addition, our organizers reserve the right, if necessary, to purchase additional shares in order for us to satisfy the minimum offering condition. Our organizers and directors have represented to Home Federal Holdings Corporation that their purchases will be made for investment purposes only and not with a view to resell their shares. See “Management.”
     In consideration for assisting in our organization, on the date Home Federal Bank opens for business, each of our organizers, directors and founders will be granted warrants to purchase additional shares of our common stock. The warrants will be granted to the organizers in recognition of the financial risk they have undertaken in connection with the organizational expense of this project. Particularly, our organizers and founders have guaranteed the full amount of a line of credit obtained from Nexity Bank in the amount of $1,500,000, the proceeds of which are being used to fund our organizational expenses. The warrants will provide our organizers, directors and founders with the opportunity to profit from any future increase in the market value of our common stock or any increase in the net worth of Home Federal Holdings Corporation without paying for the warrant shares initially. Each warrant will entitle an organizer, director or founder to purchase one share of our common stock for each share he purchases in the offering. The actual number of warrants granted to an organizer, director or founder will depend on the number of shares of our common stock the organizer, director or founder actually purchases in the offering. Therefore, given the intent of our organizers, directors and founders to purchase 192,500 shares in the offering, we expect that the organizers, directors and founders will be granted warrants to purchase an aggregate of 183,429 shares of our common stock upon completion of this offering. The one-to-one ratio between the anticipated number of shares to be purchased by our organizers, directors and founders and the number of warrants to be issued to them was determined after considering a number of factors. The principal factors we considered were the financial risk undertaken in guaranteeing our line of credit, prevailing market conditions, comparable de novo bank and bank holding company capitalizations and regulatory restrictions imposed by the FDIC and the OCC.
     Each warrant will have a term of 10 years, and will vest in equal annual increments of 33.3% beginning on the first anniversary of the date Home Federal Bank opens for business in the case of warrants issued to our directors and will vest immediately and be exercisable in equal annual increments of 33.3% beginning on the first anniversary of the date Home Federal Bank opens for business in the case of warrants issued to our organizers who do not serve as directors and our founders. An organizer, director or founder exercising his warrant will pay $10.00 for each share purchased under the warrant, subject to adjustment for stock splits, recapitalizations or other similar events. Any future exercise of these warrants will reduce your percentage ownership interest in Home Federal Holdings Corporation. Assuming all of the warrants and options expected to be granted to our organizers, directors and founders are exercised, they will own approximately 25.0% of the shares outstanding after the minimum offering and 19.5% of the outstanding shares after the maximum offering. See “Description of Capital Stock of Home Federal Holdings Corporation – Organizer and Founder Warrants.”
PLAN OF DISTRIBUTION
General
     We may terminate this offering for any reason at any time. Our officers and directors will be marketing our common stock on a best efforts basis and will not receive any commission for sales they make.
How to Subscribe
     If you desire to purchase shares of our common stock, you should:
1.	Complete, date, and execute the subscription and investment agreement you received with this prospectus;

2.	Make a check, bank draft, or money order payable to “Nexity Bank, Escrow Account for Home Federal Holdings Corporation,” in the amount of $10.00 times the number of shares you wish to purchase; and

3.	Deliver the completed subscription and investment agreement and check to Home Federal Holdings Corporation at the following address:

If by mail:	If by FedEx:

Clyde A. McArthur	Clyde A. McArthur
Home Federal Holdings Corporation	Home Federal Holdings Corporation
P.O. Box 1889	4271 Mundy Mill Road
Oakwood, Georgia 30566	Oakwood, Georgia 30566
Phone: (770) 532-4372
     Each investor is required to purchase a minimum of 500 shares. We will not accept any subscription and investment for more than 50,000 shares of our common stock without the prior approval of our board of directors. This minimum subscription requirement may be waived by the Company in its sole discretion. See “Terms of the Offering.”
     No subscription and investment agreement is binding until accepted by Home Federal Holdings Corporation, which may in its sole discretion refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. Rejected subscriptions will be returned to the subscriber without interest.
     If you have any questions about this offering or how to subscribe, please call Mr. Clyde A. McArthur or Rita B. Gray at (770) 532-4372. If you subscribe, you should retain a copy of the completed subscription and investment agreement for your records. You must pay the subscription price at the time you deliver the subscription and investment agreement.
Offering Expenses
See “Use of Proceeds” on page 20.
DETERMINATION OF OFFERING PRICE
     We were only recently formed and Home Federal Bank is in the process of being organized. Therefore, the public offering price could not be set by referencing historical measures of our financial performance. In addition, prior to this offering, there has been no public market for our common stock. Therefore, the public offering price may not indicate the market price for our stock after this offering. The offering price of $10.00 per share of common stock in this offering has been arbitrarily determined by our organizers based on several factors, including prevailing market conditions and comparable de novo bank and bank holding company capitalizations. The exercise price of $12.50 for each warrant issuable to investors pursuant to this offering and the exercise price of $10.00 for each warrant issuable to organizers, directors, and founders pursuant to this offering have been arbitrarily determined by our organizers based on several factors, including prevailing market conditions and comparable de novo bank and bank holding company capitalizations. The warrants issuable to founders are in recognition of the financial risk undertaken in jointly and severally guaranteeing our line of credit, and the warrants issuable to organizers and directors are in recognition of the financial risk undertaken in jointly and severally guaranteeing our line of credit and in recognition of their continued service as directors of Home Federal Holdings Corporation and Home Federal Bank. The one-to-one ratio between the anticipated number of shares to be purchased by our organizers and directors and the number of warrants to be issued to them, and the calculation for determining the number of warrants to be issued to our founders were each determined after considering a number of factors. The principal factors we considered were the financial risk undertaken in guaranteeing our line of credit, prevailing market conditions, comparable de novo bank and bank holding company capitalizations and regulatory restrictions. These warrants will provide our organizers, directors, and founders with the opportunity to profit from any future increase in the market value of our common stock or any increase in the net worth of Home Federal Holdings Corporation without paying for the warrant shares initially.
     In the event a market should develop for our common stock after completion of this offering, there can be no assurance that the market price will not be lower than the offering price in this offering or the exercise price of the warrants.

USE OF PROCEEDS
     We estimate the net proceeds before expenses from the sale of shares of our common stock to be $15,000,000 assuming the sale of a minimum of 1,500,000 shares, and $20,000,000 assuming the sale of a maximum of 2,000,000 shares. These estimates assume completion of the minimum offering and maximum offering, as applicable, and the purchase of 192,500 shares of common stock by the organizers, directors and founders of the Company. However, if 1,500,000 shares are not sold prior to March 31, 2009 (or such later date to which the offering is extended), then we will terminate this offering and promptly return all funds received from subscribers, without interest. See “Terms of the Offering.”
     The estimated expenses of this offering are as follows:

Registration fees, including blue sky fees and expenses	$3,140
Legal fees and expenses	200,000
Accounting fees and expenses	25,000
Printing and engraving expenses	20,000
Miscellaneous	1,860

Total expenses	$250,000

Net proceeds:
Minimum offering	$14,750,000
Maximum offering	$19,750,000
Use of Proceeds by Home Federal Holdings Corporation
     The net proceeds of this offering, as well as any interest earned on the subscription funds, will primarily be used by Home Federal Holdings Corporation, after breaking escrow, to purchase all of the issued and outstanding capital stock of Home Federal Bank. See “Description of Proposed Business — Background – Home Federal Bank.” Home Federal Bank expects to use the funds as capital to begin its business operations, including paying officers’ and employees’ salaries, furnishing and equipping its initial banking facility, and repaying expenses incurred in its organization. A portion of the net proceeds will also be used to repay our organizing line of credit we obtained from Nexity Bank the proceeds of which are being used to fund organizational efforts to obtain the bank charter for Home Federal Bank. The organizing line of credit is in the principal amount of $1,500,000, bears interest at 1.0% less than the prime rate as published in the Money Rates section of The Wall Street Journal, and is due on December 31, 2008. At January 31, 2008, $576,075 and at June 30, 2008, $1,152,025 was outstanding on the line of credit.
     As indicated in Home Federal Bank’s charter application filed with the OCC, Home Federal Holdings Corporation intends to capitalize Home Federal Bank at $14,000,000. Any remaining funds from this offering are expected to be held by Home Federal Holdings Corporation and reserved for general corporate purposes at the holding company level. We anticipate that the proceeds received upon exercise of the warrants, if any, will be used for working capital purposes at the holding company level.
     A portion of the net proceeds of this offering beyond the minimum will be retained by Home Federal Holdings Corporation for the purpose of funding any required additions to the capital of Home Federal Bank. Since national banks are regulated with respect to the ratio that their total assets may bear to their total capital, if Home Federal Bank experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. Management anticipates, however, that the proceeds of this offering will be sufficient to support Home Federal Bank’s immediate capital needs and will seek, if necessary, additional long-and short-term financing to support any additional needs. However, we can give you no assurance that such financing, if needed, will be available or if available will be on terms acceptable to us.

Use of Proceeds by Home Federal Bank
     The following is a schedule of the estimated use by Home Federal Bank of the proceeds from the sale of Home Federal Holdings Corporation common stock in order of priority, including its estimated operating expenses for its first 12 months of operations.

Repayment of organizing line of credit	$939,400

Purchase of banking facility	1,903,000

Salaries and benefits(1)	940,000

General and administrative expenses, composed primarily of data processing, marketing and advertising, telephone and casualty and deposit insurance(2)	269,000

Furnishing and equipping banking facility	365,000

Working capital(4)	9,583,600

Total use of proceeds	$14,000,000

(1)	Salaries and benefits are based on management’s estimates of the number and types of employees which will be required during Home Federal Bank’s first 12 months of operations. It is presently anticipated that Home Federal Bank will employ 12 persons during its first 12 months.

(2)	Represents estimated operating expenses which will be incurred during Home Federal Bank’s first 12 months of operations. These expenses are based on the experiences of similar sized banks in the region and on management’s previous banking experience.

(3)	Includes estimated utilities, real estate taxes, maintenance, janitorial services, and property insurance.

(4)	Initially, we will have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply, if needed, for membership to the Federal Home Loan Bank of Atlanta, which will permit us to borrow against our loan portfolio at preferred rates.
     The expenses described above are estimates only and assume Home Federal Bank will open for business in December 2008, or as soon thereafter as practicable. Actual expenses may exceed these amounts. A portion of these expenses will be offset by revenues generated by Home Federal Bank during its first year of operation.
DILUTION
     The investors in this offering are subject to substantial dilution of the net tangible book value of their common stock immediately upon the completion of this offering and the opening of Home Federal Bank for business. Purchasers of the shares in this offering will incur an immediate dilution of $1.09 to $1.32 in the net tangible book value per share of common stock from the offering price at $10.00 per share, assuming the maximum and minimum offering is achieved respectively.

CAPITALIZATION
     The following table shows our capitalization as of January 31, 2008 and our pro forma consolidated capitalization, as adjusted to give effect to the receipt of the net proceeds from the sale of a minimum of 1,500,000 and a maximum of 2,000,000 shares of our common stock in this offering. On January 23, 2008, Clyde A. McArthur, our president and then chief executive officer, agreed to purchase ten shares of our common stock at a price of $10.00 per share. We will redeem these shares for $10.00 per share upon the issuance of shares in this offering. The number of shares showed as outstanding after giving effect to this offering does not include shares of our common stock issuable upon the exercise of warrants that will be granted to our organizers, directors and founder or through the exercise of options that may be granted under our stock option plan. For additional information regarding the number and terms of those warrants and options, see “Description of Capital Stock of Home Federal Holdings Corporation – Organizer and Founder Warrants” and “Executive Compensation – Stock Option Plan.”

			As Adjusted		As Adjusted
			for Minimum		for Maximum
	Actual		Offering		Offering
Shareholders’ equity actual and as adjusted
Special stock, no par value per share; 1,000,000 shares authorized; no shares issued and outstanding	$-0-		$-0-		$-0-

Common stock, par value $.01 per share; 10,000,000 shares authorized; 10 shares issued and outstanding; 1,500,000 shares issued and outstanding as adjusted (minimum offering); 2,000,000 shares issued and outstanding as adjusted (maximum offering)	-0-		15,000		20,000

Common stock subscription receivable	$(100)		$-0-		$-0-

Additional paid-in capital	$100		$14,735,000		$18,730,000

Deficit accumulated during the development stage	$(595,112	)(1)	$(1,391,798	)(2)	$(1,391,798	)(2)

Total shareholders’ equity (deficit)	$(595,112)		$13,358,202		$17,358,202

(1)	This deficit reflects pre-opening expenses incurred through January 31, 2008, consisting primarily of salaries and employee benefits and professional and consulting fees.

(2)	The “As Adjusted” accumulated deficit results from estimated organizational and pre-opening expenses of $1,391,798 for Home Federal Holdings Corporation and Home Federal Bank to be incurred through Home Federal Bank’s target opening date in December 2008. Actual organizational and pre-opening expenses may be higher and may therefore increase the deficit accumulated during the pre-opening period and further reduce shareholders’ equity.

DIVIDENDS
     In light of regulatory restrictions and the need for us to retain and build capital, we plan to reinvest earnings and not pay dividends for the next several years. We will initially have limited sources of income other than dividends paid to us by Home Federal Bank. Our ability to pay dividends to our shareholders will therefore depend largely on Home Federal Bank’s ability to pay dividends to us. In the future, we may begin income-producing operations independent from those of Home Federal Bank, which may provide alternative sources of income from which we may pay dividends to you. However, we can give you no assurance as to when, if at all, these operations may begin or whether they will be profitable.
     Bank holding companies and national banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions, our anticipated losses during our first few years of operation, and our need to retain and build capital, our board of directors plans to reinvest earnings for the period of time necessary to support successful operations. As a result, we do not plan to pay dividends until we recover any losses incurred and become profitable. Our future dividend policy will depend on our earnings, capital requirements and financial condition and on other factors that our board of directors considers relevant.
     Additionally, regulatory authorities may determine, under circumstances relating to the financial condition of Home Federal Holdings Corporation or Home Federal Bank, that the payment of dividends would be an unsafe or unsound practice and may prohibit dividend payment. See “Supervision and Regulation – Payment of Dividends.”
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS
General
     We are in the development stage and will remain in that stage until this offering is completed. Home Federal Holdings Corporation was incorporated on January 23, 2008 to serve as a holding company for Home Federal Bank. Throughout our organization, our main activities have been:
•	seeking, interviewing and selecting our officers;

•	preparing our business plan;

•	applying for a national bank charter under the laws of the United States;

•	applying for FDIC deposit insurance;

•	applying to become a bank holding company;

•	identifying the sites for our banking facilities; and

•	raising equity capital through this offering.
Financial Results
     From February 1, 2007, the date we began our organizational activities, through June 30, 2008, our net loss amounted to $974,680. Our estimated net loss for the period from July 1, 2008 through December 1, 2008, the anticipated opening date of Home Federal Bank, is $417,118. Our estimated net loss for the period from February 1, 2007 through December 1, 2008 is $1,391,798. The losses set forth above are attributable to the following estimated expenses:

	February 1, 2007 –	July 1, 2008 –	February 1, 2007 –
	June 30, 2008	December 1, 2008	December 1, 2008
Employee compensation and benefits	$120,879	$276,554	$397,433
Consulting, regulatory and professional fees	628,038	70,000	698,038
Occupancy expense	79,363	34,005	113,368
Telephone expenses and supplies	19,439	8,250	27,689
Interest on organizing line of credit	33,986	20,386	54,372
Marketing and printing expense	12,864	6,000	18,864
Other pre-opening expenses	80,111	1,923	82,034

Total	$974,680	$417,118	$1,391,798

     Our financial statements and related notes, which are included in this prospectus, provide additional information relating to the discussion of our financial condition. See “Index to Financial Statements” on page F-1.
     The Company has compensated certain employees of the Company for their efforts in connection with the organization of the Bank, including the preparation of the application of organization for the Bank filed with the OCC, identification of employees and directors for the Bank, development of the business plan for the Bank and general compliance with securities laws.
     The Company has entered into an agreement for consulting services with Bank Resources, Inc., dated February 5, 2007, for assistance in the organization of Home Federal Bank. Pursuant to the agreement, the Company has committed to pay a total of $99,300 for these services, of which $89,972 had been expensed at June 30, 2008. Additionally, upon Home Federal Bank’s receiving its final charter approval, the Company shall grant to the consulting firm stock options to purchase 6,000 shares of the common stock of the Company which vest upon the Bank receiving its final approval and which expire ten years from the date of the award.
     We expect to complete our organizational activities and begin banking operations in December 2008. We will incur substantial expenses in establishing Home Federal Bank as a going concern, and we can give you no assurance that we will be profitable or that future earnings, if any, will meet the levels prevailing in the banking industry. Typically new banks are not profitable in their first year of banking operations and, in some cases are not profitable for several years. Once we begin banking operations, our future results will be determined primarily by our ability to manage effectively interest income and expense, to minimize loan and investment losses, to generate non-interest income, and to control non-interest expenses. Since interest rates will be determined by market forces and economic conditions beyond our control, our ability to generate net interest income will be dependent upon our ability to maintain an adequate spread between the rate earned on earning assets, such as loans and investment securities, and the rate paid on interest-bearing liabilities, such as deposits and borrowing.
     For more information about our plan of operations, see “Description of Proposed Business.” This discussion includes a description of our proposed strategies, market area, competition, products and services.
Liquidity and Interest Rate Sensitivity
     Organizational Period. During our organizational period, our cash requirements have consisted principally of funding our pre-opening expenses, described above, as well as capital expenditures for the acquisition, renovation, furnishing and equipping of our initial main office facility.
     Since February 1, 2007, our pre-opening expenses have been, and will continue to be, funded through an organizing line of credit from Nexity Bank. The total amount available on the line of credit is $1,500,000, of which $1,152,025 was outstanding at June 30, 2008. Our organizers have guaranteed the full amount of this loan, which bears interest at 1.0% less than the prime rate as published in the Money Rates section of The Wall Street Journal, and is due on December 31, 2008. We plan to repay the line of credit after the close of this offering by using a portion of the proceeds of the offering. See “Use of Proceeds.”
     After all of the conditions to the offering have been satisfied, and Nexity Bank has released funds from the subscription escrow account to us, we will repay the outstanding amount on the line of credit. We expect to incur additional costs of $365,000 to furnish and equip our banking facility, and to use a portion of the net proceeds of this offering to do so.
     We expect to complete our organizational activities and begin banking operations in December 2008. Any delay in beginning our banking operations will increase our pre-opening expenses and postpone our realization of potential revenues. Such a delay may occur as a result of, among other things, delays in receiving requisite regulatory approvals or our inability to achieve the minimum offering of $15,000,000. In the event we experience an extended delay in beginning our banking operations, we may be required to seek additional borrowings, whether through an increase in the amount available under our existing lines of credit with Nexity Bank, or through an additional organizing line of credit with another bank. There can be no assurance that we will be able to obtain such financing on satisfactory terms.
     Commencement of Banking Operations. Since we have been in the development stage, there are no operating results to present at this time. Nevertheless, once we begin banking operations, net interest income, our primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these margin swings, we intend to structure our balance sheet so we will have regular opportunities to “reprice” or change the interest rates on our interest-bearing assets and liabilities. Imbalance in these repricing opportunities at any point in time constitutes interest rate sensitivity.
     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to actively manage rate sensitive assets and liabilities in order to reduce the impact of interest rate fluctuations on the net interest margin. We will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize our overall interest rate risks.
     We will evaluate regularly our balance sheet’s asset mix in terms of several variables, including yield, credit quality, appropriate funding sources and liquidity. To effectively manage our balance sheet’s liability mix, we plan to focus on expanding our deposit base and converting assets to cash as necessary.
     As we continue to grow, we will restructure our rate sensitivity position in an effort to hedge against rapidly rising or falling interest rates. Our Asset/Liability/Investment Committee will meet on a quarterly basis to develop a strategy for the upcoming period.
     For an operating bank, liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. Initially, we expect that a portion of the net proceeds of the offering will be available for working capital purposes and will provide funds for these purposes. See “Use of Proceeds.” In addition, we can obtain these funds by converting assets to cash or by attracting new deposits. Through our banking operations, our ability to maintain and increase deposits will serve as our primary source of liquidity. To provide additional sources of liquidity, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Atlanta.
Capital Adequacy
     There are now two primary measures of capital adequacy for national banks and bank holding companies: (i) risk-based capital guidelines and (ii) the leverage ratio.
     The risk-based capital guidelines measure the amount of a bank’s required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two “tiers.” Tier 1 capital consists of common shareholders’ equity, noncumulative and cumulative perpetual preferred stock, and minority interests. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8%, with at least 4% consisting of Tier 1 capital.
     The second measure of capital adequacy relates to the leverage ratio. The FDIC has established a 3% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital into total assets. In the case of Home Federal Bank and other banks that are experiencing growth or have not received the highest regulatory rating from their primary regulator, the minimum leverage ratio should be 3% plus an additional cushion of at least 1% to 2%, depending upon risk profiles and other factors.
     We believe that the net proceeds of this offering will satisfy our capital requirements for at least the next 12 months following the opening of Home Federal Bank. We believe all anticipated material expenditures for this period have been identified and provided for out of the proceeds of this offering. For additional information about planned expenditures, see “Use of Proceeds.” For additional information about our plan of operations, see “Description of Proposed Business.”
Off-Balance Sheet Arrangements
     We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPOSED BUSINESS
Background
     Home Federal Holdings Corporation. Home Federal Holdings Corporation was incorporated as a Georgia corporation on January 23, 2008 to serve as a holding company for Home Federal Bank. We have applied to the Federal Reserve and the Georgia Department for approval to capitalize Home Federal Bank. Upon receiving all necessary regulatory approvals, we will become a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956, as amended, when we purchase Home Federal Bank’s common stock. We plan to use $14,000,000 of the net proceeds of this offering to capitalize Home Federal Bank. In return, Home Federal Bank will issue all of its common stock to us, and we will be its sole shareholder. Initially, Home Federal Bank will be our sole operating subsidiary. See “Supervision and Regulation.”
     Home Federal Holdings Corporation has been organized to make it easier for Home Federal Bank to serve its future customers. The holding company structure provides flexibility for expanding our banking business by possibly acquiring other financial institutions and providing additional capital and banking-related services. A holding company structure will make it easier for us to raise capital for Home Federal Bank because we will be able to issue securities without the need for prior banking regulatory approval and the proceeds of debt securities issued by the holding company can be invested in Home Federal Bank as primary capital.
     Home Federal Bank. On April 14, 2008, we filed applications on behalf of Home Federal Bank with the OCC to organize as a national bank and with the FDIC to obtain insurance for Home Federal Bank’s deposits. Home Federal Bank will not be authorized to conduct its banking business until it obtains a charter from the OCC. We withdrew each application submitted to the OCC and FDIC on April 14, 2008, and on July 25, 2008, refiled applications with the OCC to organize as a national bank and with the FDIC to obtain insurance for Home Federal Bank’s deposits. The issuance of the charter will depend, among other things, upon Home Federal Bank’s receipt of at least $14,000,000 in capital from Home Federal Holdings Corporation and upon compliance with other standard conditions expected to be imposed by the OCC. These conditions are generally designed to familiarize Home Federal Bank with national bank operating requirements and to prepare it to begin business operations. Home Federal Bank is awaiting approval of its charter application from the OCC, approval of its FDIC deposit insurance application and final approval from the OCC to begin business. We expect Home Federal Bank to open for business in December 2008.
Market Opportunities
     Primary Service Area. Home Federal Bank’s primary service area (the “PSA”) will be south Hall County. Our main banking facility will be located 60 miles northeast of downtown Atlanta.
     Economic and Demographic Factors. According to Claritas, the population in Home Federal Bank’s primary service area grew from 85,987 in 2000 to 104,122 in 2007, an increase of 21.1%. Over the next five years, Claritas projects the population of south Hall County to grow by 14.5%, compared to a projected growth of the U.S. population of 4.8%. According to Claritas, the number of households in south Hall County grew from 28,842 in 2000 to 34,231 in 2007, an increase of 18.7%. Over the next five years, Claritas projects that the number of households in south Hall County will increase by 13.3%, compared to a projected growth in the number of U.S. households of 5.0%. In 2006, the estimated average household income in south Hall County was $64,654.
     Industry, Labor and Employment. Hall County has a diversified and expanding economic base. According to the Hall County Economic Development Authority, the top three employment sectors in Gainesville-Hall County are service industries, accounting for 38.6% of employment, manufacturing, accounting for 14.03% of employment, and retail, accounting for 13.84% of employment. Agribusiness is also a significant element of the Hall County economy. Hall County generates more than $720 million in poultry related products and services annually, and leads Georgia in diversified farm production. Hall County is home to over 47 Fortune 500 firms, more than 300 manufacturing and processing concerns, and 40 international companies representing 10 foreign countries.
     According to the Greater Hall County Chamber of Commerce, the 10 largest industrial employers by number of employees in Hall County are

Fieldale Farms, Pilgrim Pride, Mac-jac, Inc., Coleman Natural Foods, Wrigley Manufacturing Company, LLC, Kubota Manufacturing Company of America, Koch Foods, Inc., Cottrel Inc., PFG Milton’s Industrial Foods and Baldor Electric. Similarly, the five largest non-industrial employers are Northeast Georgia Medical Center, Liberty Mutual Insurance, Wal-Mart Super Centers, Lake Lanier Islands, and The Longstreet Clinic. One of south Hall County’s newest corporate citizens is the Atlanta Falcons football team, which has built its new practice facility and headquarters in Flowery Branch.
     With this diversified employment base, Hall County has enjoyed steady employment. According to the Georgia Department of Community Affairs, Hall County’s average annual unemployment rate was 3.3% between 2000 and 2004, compared to the Georgia average unemployment rate of 4.4% and the national average unemployment rate of 5.5% for the same period. According to the Georgia Department of Labor, the average unemployment rate for Hall County in 2007 was 3.5% compared to the Georgia average of 4.4% and the national average of 4.6%.
     We believe that south Hall County presents a growing and diversified economic environment that will support our formation. As a community bank, Home Federal Bank will be designed to serve the needs of the citizens and businesses within this growing economy.
     Competition. As of May 1, 2008, there are 10 banks operating 17 banking offices in Home Federal Bank’s primary service area. None of these banks is based in Hall County. Six of the banks are either regional or super regional banks that control over 85% of the deposit market. At June 30, 2007, the financial institutions held $528 million in deposits in the south Hall County market. From the period June 30, 2001 to June 30, 2007, the average annual deposit growth rate in the market was 6.6%. This deposit growth has moderated in recent years, yet the market remains very desirable. Finally, the Herfindahl – Hirschman Index for the deposit market is 1,908.04, which is considered a highly-concentrated market by the U.S. Department of Justice. The highly-concentrated nature of the Bank’s market area, as represented by the Herfindahl – Hirschman Index, means that the Bank will face a smaller number of relatively larger competitors. We believe that this highly-concentrated nature complements our business plan to be a locally owned financial institution engaged in relationship banking.
     The Directors and management believe that the Bank’s principal markets will be: (i) the small business market; (ii) the real estate mortgage market; (iii) the growing consumer loan market; and (iv) the professional market. Directors and management believe that a community bank with local management is well positioned to establish these relationships with consumers, home buyers and households. Home Federal Bank will focus on “relationship banking” and will aggressively market its high quality and innovative services provided to the customer. The high turnover and more rigid style of large regional banks has created segments of the marketplace that are ready to change their banking relationships. Additionally, growth in residential and commercial activity in the PSA and surrounding areas creates opportunities for Home Federal Bank to establish new banking relationships with the individuals and businesses associated with such growth. The Bank will provide a full range of competitive banking services; however, the marketing emphasis will be more on the way services are delivered rather than which services are provided. The Directors and management of the Bank intend to focus their efforts to close the void caused by the inadequacies of larger banks. Current market research suggests that the client’s relationship with the banker, quality of service and convenience are the top priorities of bank clients.
     In order to compete with the financial institutions in the PSA, the Bank intends to use to the fullest extent the flexibility its independent status will permit. This will include an emphasis on specialized services for the small business and professional person and personal contacts by the Bank’s officers, directors and employees. In competing in a diversified market served by large holding company banks and branches, the Bank will utilize the following in capturing the projected share of the market:

•	The experience of an identified management team with over 116 years experience in the financial services industry.

•	A highly qualified and prestigious Board of Directors and Organizers who have business or personal connections to the market area who will be sensitive and responsive to the needs of the community. The Director group also contains individuals with significant local civic involvement.

•	A strategically located and accessible south Hall County banking office providing instant market recognition for Home Federal Bank as a strong competitor that is located in a rapidly developing commercial area.

•	Extensive and comprehensive officer and director call program.

•	The only locally-owned community bank in south Hall County.

•	An ability to be more responsive on credit decisions as the Bank’s Loan Committee will meet regularly to review loan requests and could be brought together quickly to make decisions outside of regularly scheduled meetings.

•	The Directors’ knowledge of the market will also have a positive impact on the efficiency and soundness of the credit process. The Organizers believe responsive credit decisions will be a significant competitive advantage for the Bank.
     The Organizers will begin to utilize the above advantages by offering shares of stock to targeted potential client segments, both commercial and consumer, in order to generate loyalty and a vested interest in bringing their business to the Bank. The Board of Directors will also use their extensive local business and personal contacts in actively soliciting and referring business to the Bank. The proposed management team will take advantage of their business development skills to develop and nurture contacts in the market area. In addition, all members of the staff will be encouraged to participate in community activities. In addition to the ability to review loan requests and respond in a timely manner the local nature of the Board will enable the Bank to remain aware of the future expansion opportunities in the market as well as the problem areas. The diverse backgrounds of the Organizers and experience of Management will be an added advantage in the loan decision process. The new Bank will use a target marketing approach by using local newspapers, radio, local cable channel and direct mail campaigns. Of course, the Bank will actively sponsor community activities and one only has to review the Organizers’ biographies found elsewhere in this prospectus to see that this group of individuals is dedicated to helping their community. Finally, the Organizers believe the greatest source of promotion will be word of mouth as people respond with enthusiasm to the new Bank. The primary source of deposits will come from commercial customers and consumers in the PSA who desire the personalized service offered by Home Federal Bank. The Organizers also believe that the targeted business customers will provide significant deposits in conjunction with their credit relationships.
     In summary, the organizers believe that their knowledge of the south Hall County market and contacts in the community, the experience of management, a high level of personalized service and local decision-making will result in Home Federal Bank’s being successful.
Philosophy and Strategy
     Our philosophy will be to operate as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located in south Hall County. We have adopted this philosophy in order to attract customers and acquire market share now controlled by other financial institutions in our primary service area. Accordingly, to carry out our philosophy we have developed a business strategy involving the following key elements:
•	Quality Employees. We intend to hire highly trained and seasoned staff, preferably with existing customer relationships established through prior banking experience. We plan to train our staff to answer questions about all of our products and services so that the first employee the customer encounters can not only resolve the customer’s banking related questions, but can also suggest products and services that may be of interest to the customer. We are committed to hiring experienced and qualified staff, although this may result in higher personnel costs than are typically experienced by similar financial institutions.

•	Experienced Senior Management. Mr. Wise, our vice-chairman and chief executive officer, has over 42 years of experience in community banking with most of his experience serving as a chief executive officer or chairman of community banks in Georgia successfully dealing with all aspects of the business cycle. Mr. McArthur, our president and chief financial officer, possesses extensive banking experience in northeast Georgia, as well as substantial business and banking contacts in Hall County, Georgia and the surrounding counties. Mrs. Gray, Home Federal Bank’s chief financial officer, is also an experienced veteran banker having served in community banking in north Georgia for a number of years and is experienced in the establishment of de-novo banking institutions. See “Management.”

•	Community-Oriented Board of Directors. A portion of the board of directors of Home Federal Holdings Corporation and Home Federal Bank will consist predominately of long time residents of Hall County which represent one of the bank’s target markets and will be sensitive and responsive to the needs of the communities we serve. Additionally, our board of directors will represent a wide array of business experience and community involvement. We expect that the directors will bring substantial business and banking contacts to the bank as a result of their experience and involvement.

•	Officer and Director Call Program. We intend to implement an active officer and director call program to promote Home Federal Bank. The purpose of this call program will be to visit prospective customers, to describe our products and services and to invite them to do business with the bank.

•	Individual Customer Focus. We will focus on providing individualized service and attention to our target customers, which include individuals and small to medium-sized businesses. As our employees, officers and directors become familiar with our customers, we will respond to credit requests quickly and be more flexible in approving loans based on asset quality and personal knowledge of the customer.

•	Local Decision Making. We plan to position Home Federal Bank as a locally-owned, community bank focused on being more responsive to customer requests and to the banking needs of individuals and businesses within the communities we serve.

•	Highly Visible Site. Initially, we will have a location that will be centrally located within south Hall County, our primary service area. We believe that this location will enhance our image as a strong competitor.

•	Marketing and Advertising. We plan to promote Home Federal Bank and to develop its image as a community-oriented bank with an emphasis on quality service and personal contact. We will also use traditional sources such as local newspaper advertisements and local event sponsorships; however, we plan to focus our marketing efforts on our formal calling program to leverage existing relationships of directors and executive officers.

•	Offer Fee-Generating Products and Services. Our range of services, pricing strategies, interest rates paid and charged, and hours of operation will be structured to attract our target customers and increase our market share. We will offer small businesses, professionals, entrepreneurs and consumers superior loan services while charging appropriate fees for such services and using technology and engaging third-party service providers to perform some functions at a lower cost to increase fee income. We believe our broad array of products and services will enhance our private banking relationships.

•	Capitalize on Trend Toward Consolidation. We believe that consolidation in the banking industry will continue, resulting in many individuals and small to medium-sized businesses being dissatisfied with the upheaval in their banking relationships. We expect to capitalize on continued industry consolidation. By positioning ourselves as a community bank that is interested in delivering personal service, we believe that we will draw many of those dissatisfied customers to us.
Lending Services
     Economic activity in Hall County remains relatively strong. Although residential sales have slowed during the current housing down turn, sales are still strong compared to other areas of the state and country. Population growth in the county remains strong. Commercial activity, including the construction of new commercial and retail space continues to an important part of the county’s economic activity. Other banks in the county have cut back all phases of their lending, even to long time customers. As most of these banks are regional or national banks, their lending practices are being dictated from home offices outside of our market and they are reactions to national market conditions and not the conditions we are seeing in Hall County.  As it is our intention to be heavily consumer oriented in our lending practices, we believe that the current economic conditions and the competitive climate are good for the opening of our proposed bank.
     Lending Policy. Home Federal Bank is being established to generally support south Hall County. Consequently, we will aggressively lend money to creditworthy borrowers within this geographic area. Initially, we will have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Atlanta which will permit us to borrow against our loan portfolio at preferred rates. We will emphasize real estate-related loans, including construction loans for residential and commercial properties, and primary and secondary mortgage loans for the acquisition or improvement of personal residences, as well as commercial loans to small- and medium-sized businesses and professional concerns. We will also emphasize consumer loans to individuals.

     We estimate that, after five years of banking operations, our loan portfolio will be comprised of the following:

Percentage of
Loan Category	Loan Portfolio
Real estate-related loans
Commercial real estate loans	20%
Construction and development loans	15%
Residential real estate loans	36%

Commercial loans to small- and medium- sized businesses	8%

Consumer loans	18%
Credit cards	3%
     We plan to avoid concentrations of loans to a single industry or based on a single type of collateral. To address the risks inherent in making loans, we will maintain an allowance for loan losses based on, among other things, an evaluation of our loan loss experience, the amount of past due and nonperforming loans, current and anticipated economic changes and the values of certain loan collateral. Based upon such factors, our management will make various assumptions and judgments about the ultimate collectibility of the loan portfolio and provide an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans. However, because there are certain risks that cannot be precisely quantified, management’s judgment of the allowance is necessarily an approximation and imprecise. The adequacy and methodology of our allowance for loan losses will be subject to regulatory examination and compared to a peer group of financial institutions identified by the bank’s regulatory agencies.
     Loan Approval and Review. Our loan approval policies will provide for various levels of officer lending authority. When the amount of total loans to a single borrower exceeds that individual officer’s lending authority, either an officer with a higher lending limit or our Loan Committee will determine whether to approve the loan request. We will not make any loans to any of our directors or executive officers unless our board of directors first approves the loan, and the terms of the loan are no more favorable than would be available to any comparable borrower.
     Lending Limits. Our lending activities will be subject to a variety of lending limits imposed by law. Differing limits apply in some circumstances based on the type of loan or the nature of the borrower, including the borrower’s relationship to Home Federal Bank. In general, however, we will be able to loan any one borrower a maximum amount equal to either:
•	15% of Home Federal Bank’s statutory capital base if the loan is not fully secured; or

•	25% of the Home Federal Bank’s statutory capital base if the entire amount of the loan is fully secured.
     Based on our proposed minimum capitalization and projected pre-opening expenses, our initial lending limit will be approximately $2,033,083 for loans not fully secured and approximately $3,388,475 for loans that are fully secured by good collateral. Our management team has not yet established any minimum or maximum loan limits other than the statutory lending limits described above. These limits will increase or decrease as our capital increases or decreases as a result of its earnings or losses, among other reasons. We may sell participations in our loans to other financial institutions in order to meet all of the lending needs of loan customers. Initially, we will have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Atlanta which will permit us to borrow against our loan portfolio at preferred rates.

     Credit Risks. The principal economic risk associated with each category of loans that we expect to make is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the relevant business market segment. General economic factors affecting a borrower’s ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower’s customers, suppliers and employees.
     With respect to real estate loans generally, the ability of a borrower to repay a real estate loan will depend upon a number of economic factors, including employment levels and fluctuations in the value of real estate. In the case of a real estate purchase loan, the borrower may be unable to repay the loans at the end of the loan term and may thus be forced to refinance the loan at a higher interest rate, or, in certain cases, the borrower may default as a result of its inability to refinance the loan. In either case, the risk of nonpayment by the borrower is increased. In the case of a real estate construction loan, there is generally no income from the underlying property during the construction period, and the developer’s personal obligations under the loan are typically limited. Each of these factors increases the risk of nonpayment by the borrower. The marketability of all real estate loans, including adjustable rate mortgage loans, is also generally affected by the prevailing level of interest rates.
     The well established financial institutions in our primary service area are likely to make proportionately more loans to medium- to large-sized businesses than we will make. Many of our anticipated commercial loans will be made to small- to medium-sized business that may be less able to withstand competitive, economic and financial pressures than large borrowers. Our commercial loan portfolio is expected to consist of loans to individual, partnership and corporate borrowers that are primarily located in Hall County. Accordingly, we anticipate that our commercial borrowers will reflect the diversified businesses of our primary service area, and will principally include service, retail trade and manufacturing firms. The risks associated with commercial loans depend to a large extent upon various economic factors, including the strength of the economy in our primary service area and the ability of our commercial borrowers to properly evaluate and respond to a changing marketplace. In addition, our commercial borrowers will likely face risks related specifically to the unique nature of their business. For example, service and retail trade firms may incur risks associated with labor shortages and consumer preference changes, while manufacturing firms may incur risks associated with raw material and labor shortages, as well as currency fluctuations.
     Consumer loans generally involve more credit risks than other loans because of the type and nature of the underlying collateral or because of the absence of any collateral. Consumer loan repayments are dependent on the borrower’s continuing financial stability and are likely to be adversely affected by job loss, divorce and illness. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the case of default. In most cases, any repossessed collateral will not provide an adequate source of repayment of the outstanding loan balance. Although the underwriting process for consumer loans includes a comparison of the value of the security, if any, to the proposed loan amount, we cannot predict the extent to which the borrower’s ability to pay, and the value of the security, will be affected by prevailing economic and other conditions.
     Real Estate Loans. We will make commercial real estate loans, construction and development loans, and residential real estate loans. These loans will include some commercial loans where we will take a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but will exclude home equity loans, which are classified as consumer loans.
•   Commercial Real Estate. Our commercial real estate loan terms generally will be limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, with an origination fee generally being charged on each loan funded. We will attempt to reduce credit risk on our commercial real estate loans by emphasizing loans on owner-occupied office and retail buildings where the ratio of the loan principal to the value of the collateral as established by independent appraisal does not exceed 80%. We will also project minimum levels of net projected cash flow available for debt service based on the type of loan. In addition, we may require personal guarantees from the principal owners of the property supported by a review by our management of the principal owners’ personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower’s management. We will attempt to limit our risk by analyzing borrowers’ cash flow and collateral value on an ongoing basis.

•	Construction and Development Loans. Our construction and development loans will be made both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of nine months and interest is paid periodically. The ratio of the loan principal to the value of the collateral as established by independent appraisal will not generally exceed 80%. Additionally, speculative loans will be based on the borrower’s financial strength and cash flow position. Loan proceeds will be disbursed based on the percentage of completion and only after the project has been inspected by an experienced construction lender or appraiser. Risks associated with construction loans include fluctuations in the value of real estate and new job creation trends.

•	Residential Real Estate. Our residential real estate loans will consist of residential first and second mortgage loans and residential construction loans. We will offer fixed and variable rates on our mortgages with the amortization of first mortgages with three years and beyond. We will offer maturity dates with balloon terms for up to five years and beyond. These loans will be made consistent with our appraisal policy and with the ratio of the loan principal to the value of collateral as established by independent appraisal generally not to exceed 80% to 90%. We expect these loan to value ratios will be sufficient to compensate for fluctuations in real estate market value and to minimize losses that could result from a downturn in the residential real estate market.

     Commercial Loans. A component of our loan portfolio will be loans for commercial purposes. Our commercial loan portfolio is expected to consist of loans principally to retail trade, service and manufacturing firms located in our primary service area. The terms of these loans will vary by purpose and by type of underlying collateral, if any. We will typically make equipment loans for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term. Equipment loans generally will be secured by the financed equipment, and the ratio of the loan principal to the value of the financed equipment or other collateral will generally be 80% or less. Loans to support working capital will typically have terms not exceeding one year and will usually be secured by accounts receivable, inventory, or other collateral, as well as personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal will typically be repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal will typically be due at maturity. The quality of the commercial borrower’s management and its ability both to properly evaluate changes in the supply and demand characteristics for its products and services and to respond effectively to such changes are significant factors in a commercial borrower’s creditworthiness.
     Consumer Loans. We will make a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and home equity lines of credit. Consumer loan repayments depend upon the borrower’s financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars, and trailers, the loan should be amortized over the useful life of the asset. We plan to limit each borrower’s fixed monthly obligations to less than 40% of the borrower’s gross monthly income in order to minimize the risk that the borrower will be unable to satisfy the monthly payment obligations related to the loan. The borrower will generally be required to be employed for at least 12 months prior to obtaining the loan. The loan officer will review the borrower’s past credit history, past income level, debt history and, when applicable, cash flow and determine the impact of all these factors on the ability of the borrower to make future payments as agreed. Consumer loans will generally be made at a fixed rate of interest.
     Credit Cards. We will offer credit cards to our most creditworthy customers. We will offer both fixed rate and adjustable rate options.
Investments
     In addition to loans, we will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. These investments will include U.S. Treasury bills with treasury notes, as well as investments in securities of federally sponsored agencies, such as Federal Home Loan Bank bonds. In addition, we may also invest in federal funds, negotiable certificates of deposit, banker’s acceptances, mortgage backed securities, corporate bonds and municipal or other tax-free bonds. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation. Our Asset/Liability/Investment Committee will review the investment portfolio on an ongoing basis in order to ensure that the investments conform to our policy as set by our board of directors.
Asset and Liability Management
     Our Asset/Liability/Investment Committee will manage our assets and liabilities and will strive to provide an optimum and stable net interest margin, a profitable after-tax return on assets and return on equity and adequate liquidity. The committee will conduct these management functions within the framework of written loan and investment policies that we will adopt. The committee will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration and interest adjustment period and attempt to manage any gaps in maturity ranges.
Deposit Services
     We will seek to establish solid core deposits, including checking accounts, money market accounts, savings accounts, a variety of certificates of deposit and IRA accounts. To attract deposits, we will employ an aggressive marketing plan in our primary service area and feature a broad product line and competitive services. The primary sources of deposits will be residents of, and businesses and their employees located in, our primary service area. We plan to obtain these deposits through personal solicitation by our officers and directors, direct mail solicitations and advertisements in the local media. In order to attract our initial deposit base, we may offer higher interest rates on various deposit accounts.
Other Banking Services
     Other anticipated bank services include internet banking, overdraft protection, direct deposit, wire transfers, night depository, safe deposit boxes, travelers checks, debit cards and automatic drafts. We plan to become associated with a shared network of automated teller machines that our customers will be able to use throughout Georgia and other regions. We may offer annuities, mutual funds and other financial services through a third party that has not yet been chosen. We will not exercise trust powers during our early years of operation. We may in the future offer a full-service trust department with corporate cash management services, but cannot do so without additional approvals of the OCC.
Marketing and Advertising
     Our target customers will be the residents and the small- to medium-sized businesses and their employees located in our primary service area. We intend to develop our image as a community-oriented bank with an emphasis on quality service and personal contact. While we plan to utilize traditional advertising mediums such as local newspapers and local event sponsorship, we plan to focus our marketing efforts on leveraging the existing relationships of our directors and management, principally through our formal calling program.
Employees
     When it begins operations, Home Federal Bank will have a total of 12 full-time employees and no part-time employees. We do not expect Home Federal Holdings Corporation to have any employees who are not also employees of Home Federal Bank.

OFFICE FACILITIES AND DESCRIPTION OF PROPERTY
     Our Oakwood facility will be located on Mundy Mill Road, Oakwood, Georgia. It will be a full service banking facility. Management is currently located at 4271 Mundy Mill Road, Oakwood, Georgia 30566. The Company has entered into a lease for this office facility with a total annual rent of $75,000. The lease term is August 1, 2007 through September 1, 2008, with an option to renew for two additional one-year terms. Management is currently pursuing another facility on Mundy Mill Road that it believes is better suited to the business of banking. If management fails to secure this facility, we will renew or renegotiate the lease on the current facility and utilize it as the main office of Home Federal Bank.
LEGAL PROCEEDINGS
     As of the date of this prospectus, there are no legal proceedings to which we, or any of our properties, are subject.

MANAGEMENT
General
     Our board of directors currently consists of 14 members. Each director holds office until his successor is duly elected by the shareholders. Executive officers serve at the pleasure of the board of directors of the Company. The following table sets forth the names, ages and positions of the current directors and executive officers of Home Federal Holdings Corporation.

Name	Age	Positions to be Held
Robert B. Wise	69	Chief Executive Officer, Vice-Chairman, Director
Clyde A. McArthur	52	President, Chief Financial Officer, Director, Organizer
Rita B. Gray	58	Director
William G. Bagwell	60	Director, Organizer
John K. Bailey	48	Director, Organizer
John W. Bailey	60	Director, Organizer
Randall L. Crow	55	Chairman, Director, Organizer
Ricky D. Davis	55	Director, Organizer
Lawrence R. Dunn	60	Director, Organizer
Trent P. Gaites	58	Director, Organizer
Sidney A. Howell	43	Director, Organizer
Daniel Olejnik	53	Director, Organizer
Henry C. Schmerler	67	Director, Organizer
H. Phillip Wilburn	57	Director, Organizer
     Each person listed as a director of Home Federal Holdings Corporation in the table above has served as a director since the Company’s date of inception except for Mr. Wise who has served as a director since July 2008 and Mrs. Gray who has served as a director since August 2008.
     Subject to approval of the OCC, the following table sets forth the names, ages, positions of the directors and executive officers of Home Federal Bank:

Name	Age	Positions to be Held
Robert B. Wise	69	Chief Executive Officer, Chief Lending Officer, Vice-Chairman, Director
Clyde A. McArthur	52	President, Director, Organizer
Rita B. Gray	58	Chief Financial Officer, Director
William G. Bagwell	60	Director, Organizer
John K. Bailey	48	Director, Organizer
Randall L. Crow	55	Chairman, Director, Organizer
Ricky D. Davis	55	Director, Organizer
Lawrence R. Dunn	60	Director, Organizer
Trent P. Gaites	58	Director, Organizer
Daniel Olejnik	53	Director, Organizer
Henry C. Schmerler	67	Director, Organizer
H. Phillip Wilburn	57	Director, Organizer
     Each person listed as a director above will serve until Home Federal Bank’s first shareholders’ meeting, which will convene shortly after Home Federal Bank receives its charter. Home Federal Holdings Corporation, as the sole shareholder of Home Federal Bank, will nominate each proposed director to serve as a director of Home Federal Bank at that meeting. After the first shareholders’ meeting, directors of the bank will serve for a term of one year and will be elected by Home Federal Holdings Corporation each year at Home Federal Bank’s annual meeting of shareholders. Home Federal Bank’s officers will be appointed by its board of directors and will hold office at the will of its board.
     The following is a biographical summary of each of our directors and executive officers.
     Robert B. Wise has served as vice-chairman of the board of directors, chief executive officer and director of the Company and Home Federal Bank, NA (in organization) since July 2008. Mr. Wise also serves as chief lending officer of Home Federal Bank. Mr. Wise has been president, CEO and/or chairman of community banks in Georgia from 1978 until 2004 and has served as a bank director for community banks from 1978 until the present. From 2004 to June 2008, Mr. Wise served as a director for Century Bank and Trust in Milledgeville, Georgia was also the chairman and chief executive officer from 1981 to June 2004. Prior to 1978, Mr. Wise served as senior lending officer of Marietta Commercial Bank in Marietta, Georgia. Mr. Wise is a graduate of the Banking School, the Graduate School of Banking of the South, the Southern Trust School and the Cannon Trust School. Mr. Wise was certified by the Harvard Program for Senior Bank Executives in 1978 to 79 and was certified by the American Bankers Association Institute of Certified Bankers as a Certified Trust and Financial Advisor in 1994. Mr. Wise has many years of experience as a senior lending officer serving on bank loan committees and as chairman of bank loan committees. Mr. Wise has successfully returned banks from troubled situations to a profitable and well-managed status. Mr. Wise has over 42 years of banking experience in Georgia and has managed several banks through several economic cycles.
     Clyde A. McArthur is an organizer of the Company and has served as director of the Company since its date of inception. Mr. McArthur has served as president and chief financial officer since July 2008. Mr. McArthur served as chief executive officer of the Company from December 2007 to July 2008. Mr. McArthur will also serve Home Federal Bank, NA (in organization) as its president, as well as being an organizer and director. Mr. McArthur received a Bachelor of Science degree from Kennesaw State University in Marietta, Georgia. Mr. McArthur has been certified by the Bank Administration Institute as a Chartered Bank Auditor and has successfully passed the Uniform Certified Public Accountant Examination. Mr. McArthur has served as a chief financial officer for various Georgia banks for the last seventeen years. Mr. McArthur has 9 years of bank auditing experience, 3 of which was with a bank holding company based in Augusta, Georgia. Mr. McArthur also served 2 years as chief executive officer and director of a financial institution from 1986 to 1988. Mr. McArthur was an original organizer of First Community Bank and Trust in Cartersville, Georgia, where he served as executive vice-president, chief operating officer and a director from 1988 to 1989. Mr. McArthur was instrumental in the organization of The Bank of Georgia in Fayetteville, Georgia in 1999 and served as chief financial officer. From October 2003 to December 2007, Mr. McArthur served as chief financial officer of Freedom Bank of Georgia in Commerce, Georgia and was instrumental in the organization in 2003. Mr. McArthur has a total of 34 years of banking experience.
     Rita B. Gray has served as chief financial officer of Home Federal Bank, NA (in organization) since June 2008 and as a director of the Company since August 2008. Mrs. Gray has over 40 years of experience in community banking in Georgia with over 12 years as a chief financial officer. From May 2001 to May 2008, Mrs. Gray was employed by Integrity Bank in Alpharetta, Georgia in numerous capacities. Mrs. Gray has served as a chief operations officer, a compliance manager, an internal auditor, controller and a bank cashier. Mrs. Gray has extensive experience with bank technology and current security issues. Mrs. Gray has experience with banks in the organization phase and during den-novo status. Mrs. Gray graduated from the CBA Financial Managers School and the BAI School for Bank Administration.
     William G. (Gary) Bagwell is an organizer of the Company and has served as director of the Company since its date of inception. Mr. Bagwell is a Hall County, Georgia native and is a graduate of West Georgia College and the University of Georgia. Mr. Bagwell retired in 2006 after teaching in the Hall County School System for 32 years. Mr. Bagwell is married to the former Patsy Millwood and has one daughter who is a physician at Emory Hospital. Mr. Bagwell is a very active member of Flat Creek Baptist Church. Mr. Bagwell enjoys and spends a great deal of his time farming.
     John K. Bailey is an organizer of the Company and has served as director of the Company since its date of inception. In 1996, Mr. Bailey retired from his career as a self-employed commercial photographer. Mr. Bailey currently operates a cattle ranch in Clarkesville, Georgia. Mr. Bailey graduated from Rochester Institute of Technology with a Bachelor of Science Degree in 1979. Originally from St. Marys, Georgia, Mr. Bailey has lived in Clarkesville for seven years. Mr. Bailey is married to Rhonda Bailey. Mr. Bailey is the brother-in-law of Mr. Ricky D. Davis, who is also an organizer and director of the Company.
     John W. Bailey is an organizer of the Company and has served as director of the Company since its date of inception. Mr. Bailey is a native of Hall County, Flowery Branch, Georgia. Mr. Bailey is married to the former Clarice Adams. Mr. Bailey is the President and CEO of John Bailey Pontiac, Buick, GMC in Buford, Georgia, a position he has held since 1985. Mr. Bailey also has numerous rental and investment properties in Hall County. Mr. Bailey is a graduate of South Hall High School and Truett-McConnell College. Mr. Bailey is a member of the Georgia Automobile Dealers Association. Mr. Bailey enjoys spending time with his family at his home on Lake Lanier.
     Randall L. Crow is an organizer of the Company and has served as director and chairman of the board of directors of the Company since its date of inception. Mr. Crow is a Hall County, Georgia native. Mr. Crow has been in the Marina, boat sales business for over 30 years. Mr. Crow has served as the CEO, Vice President, General Manager, and co-owner of Starboard Marine Enterprises, Inc. in Buford, Georgia since 1996. Prior to this, Mr. Crow owned Starboard Marina in Flowery Branch, Georgia. Mr. Crow is married to the former Carlotta Hogan and has two grown daughters. Mr. Crow is a graduate of South Hall High School and Lanier Technical College.
     Ricky D. Davis is an organizer of the Company and has served as director of the Company since its date of inception. Since 2005, Mr. Davis has been in the residential real estate business with Prudential Georgia Realty. In 2004, Mr. Davis retired from Lucent Technologies after 32 years of service in a management position with the company. Mr. Davis is a graduate of the Gainesville State College with an Associate Degree in Business Administration and has been a resident of Hall County, Georgia his entire life. Mr. Davis is a member of New Holland Baptist Church and is currently serving on the Deacon Board and is the Church Treasurer. Mr. Davis is married to the former Deborah Dale for 33 years, has one daughter and two grandchildren. Mr. Davis enjoys traveling, reading and spending time with his grandchildren. Mr. Davis is the brother-in-law of Mr. John K. Bailey, who is also an organizer and director of the Company.

     Lawrence R. Dunn is an organizer of the Company and has served as director of the Company since its date of inception. Mr. Dunn is a founder and current President of TTL Supply Company, LLC, a supplier of fiber optic cable to the telecommunication industry, a position he has held since 2003. Prior to TTL, Mr. Dunn was employed as an engineer with AT&T for 30 years in Norcross, Georgia. Mr. Dunn is a graduate of the State University of New York in Morrisville, New York. Mr. Dunn has lived in Flowery Branch, Georgia since 1988 and is married to Carlene Dunn.
     Trent P. Gaites is an organizer of the Company and has served as director of the Company since its date of inception. Mr. Gaites is a native of New York City. Mr. Gaites grew up in Florida and has lived in Georgia for over 42 years. Mr. Gaites holds a Bachelors Degree from The University of Georgia. Mr. Gaites has been married to the former Mary Leatherbery, for 28 years and has two children and one grandson. Mr. Gaites has been the President, CEO and Owner of Sportworx, Inc. for the last 10 years, a sports marketing and sports insurance company in Oakwood, Georgia. Mr. Gaites lives in Flowery Branch, Georgia on Lake Lanier and enjoys playing golf and spending time with his grandson.
     Sidney A. Howell is an organizer of the Company and has served as a director of the Company since the date of its inception. Mr. Howell serves as the President and CEO of Prime Construction Services, a Design Build Commercial Contractor, a position he has held since 1994. Mr. Howell is also the Managing Member of Cabinets Direct, LLC and Granite & Cabinet Concepts, LLC. Mr. Howell is actively involved in commercial property development as well. Mr. Howell holds a Bachelor of Science Degree in Architectural Engineering from Southern College of Technology in Marietta, Georgia.
     Daniel Olejnik is an organizer of the Company and has served as director of the Company since its date of inception. Mr. Olejnik is a CPA and the CEO of Bancpro and Associates, a consulting firm in Acworth, Georgia that provides management/technological consulting services to the banking industry. Prior to establishing Bancpro in 1996, Mr. Olejnik served Fidelity Savings/Regions Bank in Dalton, Georgia as Executive Vice President and COO from 1993 to 1996. Prior to 1996, Mr. Olejnik was Chief Financial Officer for the Barnett Bank of Atlanta and Barnett Bank of Pasco County. Mr. Olejnik received his Bachelor of Science Degree in Accounting from Penn State University and his MBA from the University of North Florida.
     Henry C. Schmerler is an organizer of the Company and has served as director of the Company since its date of inception. Mr. Schmerler is currently a self employed investment manager and investor. Mr. Schmerler retired from his position as an executive of Dun & Bradstreet Corporation in 1994 and has over 30 years of management experience, including operations, sales and marketing. Mr. Schmerler received a Bachelors Degree in Economics from Hobart College, Geneva, New York. Mr. Schmerler resides in Naples, Florida with his wife Alison.
     H. Phillip Wilburn is an organizer of the Company and has served as director of the Company since its date of inception. Mr. Wilburn is a native of Hall County, Georgia. Mr. Wilburn is a graduate of North Georgia State College. Mr. Wilburn has been a self-employed real estate investor since 1996. Mr. Wilburn retired from DeKalb County Fire Services in 2005. Mr. Wilburn lives on the Soque River in Habersham County. Mr. Wilburn is a sports car enthusiast and enjoys traveling.
Board Meetings
     Our Board of Directors will meet quarterly. The board of directors of Home Federal Bank will meet monthly.

Committees of the Boards of Directors
     We have established the following committees. We may add additional members to each of our committees in the future.
     Audit Committee. Our Audit Committee recommends to the board of directors the independent public accountants to be selected to audit our annual financial statements and approves any special assignments given to the independent public accountants. The committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of our internal accounting staff. Additionally, the committee provides oversight to our compliance staff for adherence with regulatory rules and regulations. The committee also establishes appropriate levels of directors and officers insurance and blanket bond insurance. The members of the committee are Messrs. Olejnick (Chairman), Bagwell, John K. Bailey, Gaites and Wilburn.
     Compensation Committee. Our Compensation Committee establishes compensation levels for officers of Home Federal Holdings Corporation, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs, including the Stock Option Plan described in this prospectus. The committee consists of Messrs. Dunn (Chairman), John K. Bailey, Crow and Gaites. Messrs. Wise and McArthur will serve as ex officio members of the committee.
     Nominating and Governance Committee. Our Nominating and Governance Committee identifies and assists in recruiting outstanding individuals who qualify to serve as Board members and recommends the slate of director nominees for election by our shareholders at each annual meeting of our shareholders in accordance with our Articles of Incorporation and Bylaws and Georgia law. The committee also recommends directors for appointment to each Board committee, reviews the performance of the Board and its committees and makes appropriate recommendations, and oversees our corporate governance guidelines and periodically re-evaluates such corporate governance guidelines for the purpose of suggesting changes if appropriate. The members of the committee will be Messrs. Crow (Chairman), Bagwell and Davis.
     Home Federal Bank has established the following committees. Other committees may be established as needed once Home Federal Bank begins banking operations, and Home Federal Bank may add additional members to each of its committees in the future.
     Asset/Liability/Investment Committee. Home Federal Bank’s Asset/Liability/Investment Committee will have responsibility for Home Federal Bank’s overall investment strategy. This will include liquidity management, risk management, and net interest margin management, as well as monitoring of deposit level trends and pricing, asset level trends and pricing and portfolio investment decisions. In addition, the committee will work closely with Home Federal Bank’s board of directors to plan annual budgets and develop three to five year strategic plans. The members of the committee will be Messrs. Olejnik (Chairman), Davis, McArthur, Wilburn and Wise. Mrs. Gray will serve as an ex officio member of the committee.
     Audit, Compliance and CRA Committee. Home Federal Bank’s Audit, Compliance and CRA Committee will recommend to Home Federal Bank’s board of directors the independent public accountants to be selected to audit Home Federal Bank’s annual financial statements and will approve any special assignments given to the independent public accountants. The committee will also review the planned scope of Home Federal Bank’s annual audit, any changes in accounting principles and the effectiveness and efficiency of Home Federal Bank’s internal accounting staff. Additionally, the committee will provide oversight to Home Federal Bank’s compliance staff for adherence with regulatory rules and regulations, including the Community Reinvestment Act. The committee will also establish appropriate levels of directors and officers insurance and blanket bond insurance. The members of the committee are Messrs. Olejnick (Chairman), Bagwell, John K. Bailey, Gaites and Wilburn.
     Compensation Committee. Home Federal Bank’s Compensation Committee will establish compensation levels for officers of Home Federal Bank, review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs, including the Stock Option Plan described in this prospectus. The committee consists of Messrs. Dunn (Chairman), John K. Bailey, Crow and Gaites. Messrs. Wise and McArthur will serve as ex officio members of the committee.
     Executive Committee. Home Federal Bank’s Executive Committee will meet monthly or as needed. The committee is being established to enable the Bank to act as needed without having to convene a full called board of directors meeting. The committee will be empowered to act on behalf of the full board and report to the board on its actions. The committee will consist of Messrs. Crow (Chairman), Bagwell, Davis, Dunn, McArthur and Wise.

     Loan Committee. Our Loan Committee will review any loan request made by a potential borrower over $200,000 for compliance with our lending policies and federal rules and regulations governing extensions of credit. After making this review, the committee will decide whether to extend credit to the potential borrower. In addition, the committee will have the responsibility for establishing and approving, in conjunction with management, all major policies and procedures pertaining to loan policy. The committee will also review all past due reports, non-accrual reports, and other indicators of overall loan portfolio quality, and will establish measurements for determining the adequacy of our loan loss reserve. The members of the committee will include Messrs. Randall L. Crow (Chairman), Bagwell, Davis, Dunn, McArthur and Wise.
Shareholder Communication Policy
     Shareholders may send communications to the Board or individual members of the Board by writing to them at the address of our executive office in care of the Corporate Secretary, Home Federal Holdings Corporation, 4271 Mundy Mill Road, Oakwood, Georgia 30566, who will forward the communication to the intended director or directors.  If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.
Code of Business Conduct and Ethics
     The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Home Federal Holdings Corporation.  We will provide any person, without charge, a copy of this Code.  Requests for a copy of the Code may be made by writing to Home Federal Holdings Corporation, P.O. Box 1889, Oakwood, Georgia 30566.  Attention: Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the amount and percent of shares of common stock that, as of June 1, 2008, are deemed under the rules of the SEC to be “beneficially owned” by each member of the board of directors of the Company, by each executive officer of the Company, by all directors and executive officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of common stock.

	Number of
	Shares	Percentage of	Percentage of
	Beneficially	Minimum	Maximum
Name	Owned(1)	Offering(2)	Offering(3)
Robert B. Wise, Chief Executive Officer, Vice-Chairman and Director	—	*	*
Clyde A. McArthur, President, Chief Financial Officer, Director and Organizer	1,200	*	*
Rita B. Gray, Director	600	*	*
William G. Bagwell, Director and Organizer	12,000	*	*
John K. Bailey, Director and Organizer	54,000	3.6%	2.7%
John W. Bailey, Director and Organizer	6,000	1.1%	*
Randall L. Crow, Director and Organizer	24,000	1.6%	1.2%
Ricky D. Davis, Director and Organizer	12,000	*	*
Lawrence R. Dunn, Director and Organizer	6,000	*	*
Trent P. Gaites, Director and Organizer	6,000	*	*
Sidney A. Howell, Director and Organizer	12,000	*	*
Daniel Olejnik, Director and Organizer	1,200	*	*
Henry C. Schmerler, Director and Organizer	24,000	1.6%	1.2%
H. Phillip Wilburn, Director and Organizer	6,000	*	*

All directors and organizers as a group	165,000	10.8%	8.1%
Julie L. Albert, Founder	6,000	*	*
Alan Bailey, Founder	12,000	*	*
Larry S. Bullock, Founder	6,000	*	*
John Drillot, Founder	6,000	*	*
Ed Schultz, Founder	6,000	*	*
Samuel Sparlin, Founder	12,000	*	*
Eugene Sparlin, Founder	12,000	*	*
Gary J. Wytiaz, Founder	6,000	*	*

All Executive Officers and Directors as a Group	231,000	15.0%	11.3%
	—

*	Less than 1% of the outstanding common stock.

(1)	Includes warrants issuable to investors in this offering at a rate of one warrant for each five shares of our common stock purchased in this offering. None of the listed persons has the right to acquire any shares within 60 days pursuant to any other options, warrants, rights, conversion privileges or any other similar obligations.

(2)	Assumes the issuance and sale of 1,500,000 shares of our common stock in this offering.

(3)	Assumes the issuance and sale of 2,000,000 shares of our common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
Securities authorized for issuance under equity compensation plans

Equity Compensation Plan Information
Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (1)	27,500	—	222,500 (2)
Total	27,500	—	222,500 (2)

(1)	The Company intends to submit its 2008 Stock Incentive Plan to the shareholders for approval at the first annual meeting of the shareholders.

(2)	Our board of directors has reserved up to 250,000 shares of our common stock for issuance through options that may be granted under the stock option plan. However, the number of shares of our common stock reserved for issuance under the stock option plan will not exceed an amount equal to 15% of the shares sold in this offering. Accordingly, only approximately 235,000 shares of our common stock will be reserved for issuance if we attain only the minimum offering of 1,500,000 shares.

EXECUTIVE COMPENSATION
2007 Compensation
     We began our organizational activities on February 1, 2007, and consequently, do not have historical compensation information for the periods prior to 2007 required to be reported under the rules promulgated by the Securities and Exchange Commission.
      The following table shows the cash compensation we paid to our chief executive officer and president for the year ended December 31, 2007, including total annual compensation, including salary and bonus. None of our other executives earned total annual compensation, including salary and bonus, in excess of $100,000 in 2007.

				Option	All Other
			Bonus	Awards	Compensation
Name and Principal Position	Year	Salary ($)	($)	($)	($)	Total ($)
Clyde A. McArthur	2007	$7,100	$—	$—	$—	$7,100
Chief Executive Officer and President(1)

(1)	Mr. McArthur served as Chief Executive Officer from December 2007 to July 2008.
Employment/Consulting Agreements
     The Company has entered into an agreement for consulting services with Bank Resources, Inc. for assistance in the organization of Home Federal Bank. Pursuant to the agreement, the Company has committed to pay a total of $99,300 for these services, of which $89,972 had been expensed at June 30, 2008. Additionally, upon Home Federal Bank’s receiving its final charter approval, the Company shall grant to the consulting firm stock options to purchase 6,000 shares of the common stock of the Company which vest upon the Bank receiving its final approval and which expire ten years from the date of the award.
     The Company plans to enter into an employment agreement with Mr. Robert B. Wise, which will provide that he will serve as the vice-chairman of the board of directors, chief executive officer and chief lending officer of the Company for an annual salary of $140,000, and award him options to acquire 7,500 shares of common stock of the Company at a purchase price of $10.00 per share. The options to be issued to Mr. Wise will vest over three years, have a 10 year term and be issued pursuant to the terms of the Company’s 2008 Stock Incentive Plan.
     The Company plans to enter into an employment agreement with Mr. Clyde A. McArthur, which will provide that he will serve as the president and chief financial officer of the Company for an annual salary of $140,000, and award him options to acquire 15,000 shares of common stock of the Company at a purchase price of $10.00 per share. The options to be issued to Mr. McArthur will vest over three years, have a 10 year term and be issued pursuant to the terms of the Company’s 2008 Stock Incentive Plan.
     The Company plans to enter into an employment agreement with Mrs. Rita B. Gray, which will provide that she will serve as the chief financial officer of Home Federal Bank for an annual salary of $138,000, and award her options to acquire 5,000 shares of common stock of the Company at a purchase price of $10.00 per share. The options to be issued to Mrs. Gray will vest over three years, have a 10 year term and be issued pursuant to the terms of the Company’s 2008 Stock Incentive Plan.

Director Compensation
     The directors of Home Federal Holdings Corporation and Home Federal Bank will not be compensated separately for their services as directors until we become cumulatively profitable. Thereafter, we will adopt compensatory policies for our directors that conform to applicable law.
Stock Incentive Plan
     General. We have adopted a stock option plan that provides us with the flexibility to grant the stock incentives described in this section of the prospectus to our key employees, officers, directors, consultants and advisers for the purpose of giving them a proprietary interest in, and to encourage them to remain in the employ or service of, Home Federal Holdings Corporation and Home Federal Bank. Our board of directors has reserved up to 250,000 shares of our common stock for issuance through options that may be granted under the stock option plan. However, the number of shares of our common stock reserved for issuance under the stock option plan will not exceed an amount equal to 15% of the shares sold in this offering. Accordingly, only approximately 235,000 shares of our common stock will be reserved for issuance if we attain only the minimum offering of 1,500,000 shares, while 300,000 shares of our common stock will be reserved for issuance if the maximum offering of 2,000,000 shares is attained. Mr. Wise has been granted an option to acquire 7,500 shares to be issued under the plan, Mr. McArthur has been granted an option to acquire 15,000 shares to be issued under the plan and Mrs. Gray has been granted an option to acquire 5,000 shares to be issued under the plan. The number of shares reserved for issuance may change in the event of a stock split, recapitalization or similar event as described in the plan.
     Administration. It is expected that a committee of our board of directors, which will be comprised of at least two non-employee directors, will administer the plan. Our board of directors will consider the standards contained in both Section 162(m) of the Internal Revenue Code of 1986, as currently in effect, and Rule 16b-3 under the Securities Exchange Act, when appointing members to the committee. The committee and our board of directors will have the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that they may deem necessary or advisable to administer the plan.
     The plan permits the committee or our board of directors to grant stock options to eligible persons. Options may be granted on an individual basis or to a group of eligible persons. Accordingly, the committee or our board of directors will determine, within the limits of the plan, the number of shares of our common stock subject to an option, to whom an option is granted and the exercise price and forfeiture or termination provisions of each option. A holder of a stock option generally may not transfer the option during his or her lifetime.
     Option Terms. The plan provides for incentive stock options and non-qualified stock options. The committee or our board of directors will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option, and the option will be evidenced by an agreement describing the material terms of the option.
     The committee or our board of directors will determine the exercise price of an option. The exercise price of an incentive stock option may not be less than the fair market value of our common stock on the date of the grant, or less than 110% of the fair market value if the participant owns more than 10% of our outstanding common stock. When the incentive stock option is exercised, we will be entitled to place a legend on the certificates representing the shares of common stock purchased upon exercise of the option to identify them as shares of common stock purchased upon the exercise of an incentive stock option. The exercise price of non-qualified stock options may not be less than the fair market value of the common stock on the date that the option is awarded, based upon any reasonable measure of fair market value. The committee may permit the exercise price to be paid in cash or by the delivery of previously owned shares of common stock, and, if permitted in the applicable option agreement, through a cashless exercise executed through a broker or by having a number of shares of common stock otherwise issuable at the time of exercise withheld.
     The committee or our board of directors will also determine the term of an option. The term of an incentive stock option or non-qualified stock option may not exceed ten years from the date of grant, but any incentive stock option granted to a participant who owns more than 10% of our outstanding common stock will not be exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in the applicable agreement, if a participant’s employment terminates, an incentive stock option will terminate and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, one year will be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of our common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $10,000 per recipient. If incentive stock options covering more than $100,000 worth of our common stock first become exercisable in any one calendar year, the excess will be non-qualified options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.
     Change of Control. In the event of a change in control, any outstanding options under the plan shall be fully vested, non-forfeitable, and become exercisable, as of the date of the change in control.
     Termination of Options. The terms of particular options may provide that they terminate, among other reasons, upon the holder’s termination of employment or other status with Home Federal Holdings Corporation or Home Federal Bank, upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control of Home Federal Holdings Corporation. An agreement may provide that if the holder dies or becomes disabled, the holder’s estate or personal representative may exercise the option. The committee or our board of directors may, within the terms of the plan and the applicable agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above.
     Reorganizations. The plan provides for an appropriate adjustment in the number and kind of shares subject to unexercised options in the event of any change in the outstanding shares of our common stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event. In the event of some types of corporate reorganizations, the committee or our board of directors may, within the terms of the plan and the applicable agreement, substitute, cancel, accelerate, cancel for cash or otherwise adjust the terms of an option.
     Amendment and Termination of the Plan. Our board of directors has the authority to amend or terminate the plan. Our board of directors is not required to obtain shareholder approval to terminate the plan or, generally, to amend the plan, but may condition any amendment or termination of the plan upon shareholder approval if it determines that shareholder approval is necessary or appropriate under tax, securities, or other laws. However, any action by our board of directors may not adversely affect the rights of a holder of a stock option without the holder’s consent.
     Federal Income Tax Consequences. The following discussion outlines generally the federal income tax consequences of participation in the plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.
     Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option, nor will he or she be taxed when exercising all or a portion of their option. Instead, the participant will be taxed when he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for our common stock and the amount for which he or she sells the stock. If the participant does not sell the shares of our common stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, the gain will be a capital gain and we will not get a corresponding deduction. If the participant sells the shares of our common stock at a gain before that time, the difference between the amount the participant paid for the stock and the lesser of its fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and we will be entitled to a corresponding tax deduction. If the participant sells the shares of our common stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

     Non-Qualified Options. A participant will not recognize income upon the grant of a non-qualified option or at any time before the exercise of the option or a portion of the option. When the participant exercises a non-qualified option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the option is exercised over the price paid for the stock, and we will then be entitled to a corresponding deduction.
     Depending upon the time period for which shares of our common stock are held after exercising an option, the sale or other taxable disposition of shares acquired by exercising a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the non-qualified option was exercised.
     Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by selling back to us shares of our common stock already held by the participant and to a participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     The Company entered into a short-term lease agreement with North Georgia Property Holdings, LLC for office space to be utilized during the organizational period for $750 per month for 13 months. North Georgia Property Holdings, LLC is a Georgia limited liability company whose members consist of William Ruppenthal, Julie Albert, a founder of the Company, Edwin Schultz, a founder of the Company and Ricky D. Davis, an organizer and director of the Company and Home Federal Bank. That lease terminated February 29, 2008. We expect to enter into banking and other business transactions in the ordinary course of business with our organizers, directors and officers, including members of their families or corporations, partnerships or other organizations in which these organizers, directors and officers have a controlling interest. If transactions between Home Federal Holdings Corporation or Home Federal Bank and any of our organizers, directors or officers occur, the transaction:
•	will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to us;

•	will be on terms no less favorable than could be obtained from an unrelated third party; and

•	will be approved by a majority of the directors who do not have an interest in the transaction.
DESCRIPTION OF CAPITAL STOCK OF
HOME FEDERAL HOLDINGS CORPORATION
Common Stock
     Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to 10,000,000 shares of common stock, par value $.01 per share. As of the date of this prospectus, up to 400,000 shares of our common stock were reserved for issuance upon the exercise of warrants to be issued to our subscribers in this offering, up to 250,000 shares of our common stock were reserved for issuance upon the exercise of stock options to be issued under our stock option plan and 500,000 shares of our common stock were reserved for issuance upon the exercise of warrants to be issued to our organizers and directors.
     All shares of our common stock will be entitled to share equally in dividends from legally available funds, when, as and if declared by our board of directors. Upon voluntary or involuntary liquidation or dissolution of Home Federal Holdings Corporation, all shares of our common stock will be entitled to share equally in all of Home

Federal Holdings Corporation’s assets that are available for distribution to the shareholders. We do not anticipate paying any cash dividends on our common stock in the near future. Each holder of our common stock will be entitled to one vote for each share on all matters submitted to shareholders. Holders of our common stock will not have any right to acquire authorized but unissued capital stock of Home Federal Holdings Corporation whenever we issue new shares of our capital stock. No cumulative voting right with respect to the election of directors, redemption rights, sinking fund provisions or conversion rights apply to our common stock. All shares of our common stock issued in the offering will be fully paid and non-assessable.
Special Stock
     Our articles of incorporation also authorize our board of directors, without shareholder approval, to issue up to 1,000,000 shares of special stock, no par value per share. Our board of directors may determine the terms and preferences of the special stock. Special stock may have voting rights, subject to applicable law and determination by our board of directors. Although we have no present plans to issue any special stock, the ownership and control of Home Federal Holdings Corporation by the holders of our common stock would be diluted if we were to issue special stock that had voting rights.
Organizer and Founder Warrants
     Our organizers, directors and founders intend to purchase approximately 192,500 shares of our common stock in this offering at a price of $10.00 per share. This represents approximately 12.8% of the 1,500,000 shares that will be outstanding after completing the minimum offering, or approximately 9.6% of the 2,000,000 shares that will be outstanding if the maximum offering is completed.
     In consideration for assisting in our organization and in recognition of the financial risks undertaken by our organizers in our organization, on the date Home Federal Bank opens for business, each of our organizers, directors and founders will be granted warrants to purchase additional shares of our common stock. Particularly, our organizers and founders have each personally guaranteed the full amount of our line of credit from Nexity Bank, for an amount up to $1,500,000, to be used to fund our organizational activities. We will issue to each organizer, director and founder a warrant to purchase one share of our common stock for each share the organizer, director or founder purchases in this offering. Accordingly, based on the intent of our organizers, directors and founders to purchase approximately 192,500 shares of our common stock in this offering, we expect the organizers, directors and founders to be able to purchase up to 183,429 more shares through the exercise of warrants. The one-to-one ratio between the anticipated number of warrants to be issued to them was determined after considering a number of factors. The principal factors we considered were the financial risk undertaken in guaranteeing our line of credit, prevailing market conditions, comparable de novo bank and bank holding company capitalizations and regulatory restrictions.
     For organizers and directors, the warrants will vest in equal annual increments of 33.3% beginning on the first anniversary of the date Home Federal Bank opens for business. For founders, the warrants will be immediately vested and will be exercisable in 33.3% annual increments beginning on the one-year anniversary of the date Home Federal Bank opens for business in the case of warrants. Warrants will remain exercisable for the ten year period following the date on which Home Federal Bank opens for business. Each share purchased under a warrant will be issued at a price of $10.00, subject to adjustment for stock splits, recapitalizations or other similar events. Additionally, if either Home Federal Holdings Corporation’s or Home Federal Bank’s capital falls below the minimum level mandated by its primary federal regulator, we may be directed to require the organizers to exercise or forfeit their warrants. If all of the warrants and options expected to be granted to our organizers, directors and founders are exercised, our organizers, directors and founders will own approximately 25.0% of the shares of our common stock outstanding after the minimum offering and 19.5% of the outstanding shares after the maximum offering.

IMPORTANT PROVISIONS OF HOME FEDERAL HOLDINGS CORPORATION’S
ARTICLES OF INCORPORATION AND BYLAWS
Protective Provisions
     General. Shareholders’ rights and related matters are governed by the Georgia Business Corporation Code and the articles of incorporation and bylaws of Home Federal Holdings Corporation. Our articles of incorporation and bylaws contain protective provisions that would have the effect of impeding an attempt to change or remove our management or to gain control of Home Federal Holdings Corporation if a particular transaction was not supported by our board of directors. These provisions are discussed in more detail below. In general, the purpose of these provisions is to further and protect the interests of Home Federal Holdings Corporation and those of its shareholders as appropriate under the circumstances, including if the board of directors determines that a sale of control is in the best interests of Home Federal Holdings Corporation and its shareholders, by enhancing the board of director’s ability to maximize the value to be received by shareholders upon such a sale.
     Although our management believes the protective provisions are beneficial to our shareholders, they also may tend to discourage some takeover bids. As a result, you may be deprived of opportunities to sell some or all of your shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be an expensive and time-consuming process. To the extent that the protective provisions discourage undesirable proposals, we may be able to avoid those expenditures of time and money.
     The protective provisions also may discourage open market purchases by a potential acquirer. These purchases could increase the market price of our common stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the provisions could decrease the market price of our common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions also could make it more difficult and time consuming for a potential acquirer to obtain control of Home Federal Holdings Corporation by replacing our board of directors and management. Furthermore, the provisions could make it more difficult for our shareholders to replace the board of directors or management, even if a majority of our shareholders believes that replacing them would be in our best interests.
     The protective provisions contained in our articles of incorporation and bylaws are discussed more fully below.
     Special Stock. The existence of special stock could impede a takeover of Home Federal Holdings Corporation without the approval of our board of directors. This is because our board of directors could issue shares of special stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of Home Federal Holdings Corporation through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of special stock with voting rights may adversely affect the rights of the holders of our common stock and, in certain circumstances, could decrease its market price.
     Removal of Directors. Our articles of incorporation provide that one or more directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least two-thirds of the total number of votes entitled to be cast by the holders of all of the shares of our capital stock who are entitled to vote in an election of directors.
     Under Georgia law, the shareholders may remove one or more directors with or without cause unless the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause. A director may be removed only by a majority of the votes entitled to be cast. A director may be removed by the shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state the purpose, or one of the purposes, of the meeting is the removal of the director.
     Business Combinations. Our bylaws explicitly “opt in” to Georgia’s business combination statute. Under this statute, mergers or purchases of 10% or more of our assets or securities with a person who beneficially owns 10% or more of our voting stock (an “interested shareholder”) that occur within five years of the acquirer becoming an interested shareholder are prohibited unless:
•	the board of directors approved the business combination or the transaction that made the acquirer an interested shareholder;

•	the interested shareholder attained 90% of the voting stock in the transaction that made the shareholder an interested shareholder; or

•	the interested shareholder attains 90% of the voting stock subsequent to becoming an interested shareholder and a majority of Home Federal Holdings Corporation’s voting shares approves the acquisition.
     Fair Price. Similar to the protective provisions relating to business combinations, our bylaws explicitly “opt in” to Georgia’s fair price provisions. Under these provisions, in addition to any other approvals required by law, a business combination with an interested shareholder generally must be (i) unanimously approved by the directors who are not affiliates of the interested shareholder and who were directors prior to the time the shareholder became an interested shareholder (“continuing directors”) or (ii) recommended by at least two-thirds of the continuing directors and approved by the affirmative vote of a majority of the shares not beneficially owned by the interested shareholder unless:
•	the consideration to be received by our shareholders meets certain minimum levels (typically the highest price paid by the interested shareholder for any shares it has acquired);

•	the consideration to be received by shareholders who are not interested is paid in cash or in the same form as the interested shareholder previously paid for other purchased shares; and

•	there has been no reduction in the annual dividend rate from that which was paid prior to the time the interested shareholder became an interested shareholder.
     Considerations of Interests of Other Constituencies. Our board of directors, any committee of the board of directors and any individual director, in discharging the duties of their respective positions and in determining what is believed to be in the best interest of Home Federal Holdings Corporation and our shareholders, may in their sole discretion consider the interests of the employees, customers, suppliers and creditors of Home Federal Holdings Corporation and our subsidiaries, the communities in which offices or other establishments of Home Federal Holdings Corporation and our subsidiaries are located, and all other factors such directors consider pertinent, in addition to considering the effects of any action on Home Federal Holdings Corporation and our shareholders.

     Our board of directors may also consider other relevant factors.
     This provision is included in our articles of incorporation because we are charged with providing support to, and being involved with, the communities we serve. As a result, our board of directors believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the payment being offered in relation to the market or book value of our common stock at the time of the proposal. Georgia law does not specifically list the factors a corporation’s board of directors should consider in the event the corporation is presented with an acquisition proposal.
     While the value of what is being offered to shareholders in exchange for their stock is the main factor when weighing the benefits of an acquisition proposal, our board of directors believes it is appropriate also to consider all other relevant factors. For example, this provision directs our board of directors to evaluate what is being offered in relation to our current value at the time of the proposal as determined in a freely negotiated transaction and in relation to our board of directors’ estimate of the future value of Home Federal Holdings Corporation as an independent concern at the time of the proposal. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. Our board of directors believes that frequently the payment offered in such a situation, even though it may exceed the value at which shares are then trading, is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms that would reflect not only Home Federal Holdings Corporation’s current value, but also its future value.
     One effect of this provision, as well as the business combination and fair price provisions discussed above, may be to discourage a tender offer in advance. Often an offeror consults the board of directors of a target corporation before or after beginning a tender offer in an attempt to prevent a contest from developing. In the opinion of our board of directors, these provisions will strengthen our position in dealing with any potential offeror that might attempt to acquire Home Federal Holdings Corporation through a hostile tender offer. Another effect of these provisions may be to dissuade our shareholders who might be displeased with our board of directors’ response to an acquisition proposal from engaging Home Federal Holdings Corporation in costly litigation. These provisions permit our board of directors to determine that an acquisition proposal is not in Home Federal Holdings Corporation’s and its shareholders’ best interest, and thus to oppose it. The effect of these provisions, as well as the other protective provisions discussed above, in some cases, may have the effect of maintaining incumbent management.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Our bylaws require us to indemnify any person who was, is, or is threatened to be made defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of Home Federal Holdings Corporation or Home Federal Bank or any other corporation which he served as such at our request. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have us advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.
     Under the bylaws, indemnification will be disallowed if it is established that the director
•	appropriated any of our business opportunities in violation of his duties,

•	engaged in willful misconduct or a knowing violation of law,

•	permitted any unlawful distribution, or

•	derived an improper personal benefit.
     In addition to our bylaws, Section 18-2-852 of the Georgia Business Corporation Code requires that a corporation indemnify a director “who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.” The Corporation Code also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the Corporation Code.
     We also have the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. We have extended or intends to extend indemnification rights to all of our executive officers. We may enter into indemnity agreements with our directors and officers.

     Our board of directors, our shareholders or independent legal counsel determines whether the insider has met the applicable standard of conduct in each specific case.
     Our bylaws also provide that the indemnification rights contained in our bylaws do not exclude other indemnification rights to which an insider may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. We can also provide for greater indemnification than is provided for in our bylaws if we choose to do so, subject to approval by our shareholders. We may not, however, indemnify an insider for liability arising out of circumstances that would cause the insider to remain liable for his or her actions as described under “– Limitation of Liability” below.
     The indemnification provisions of our bylaws specifically provide that we may purchase and maintain insurance on behalf of any director against any liability asserted against and incurred by him or her in his or her capacity as a director, whether or not we would have had the power to indemnify against such liability.
     We are not aware of any pending or threatened action, suit or proceeding involving any of our insiders for which indemnification may be sought.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Limitation of Liability
     Our articles of incorporation eliminate, with certain exceptions, the potential personal liability of a director for monetary damages to us or to our shareholders for any failure to take any action as a director. However, there is no elimination of liability for:
•	a breach of duty involving the appropriation of a Home Federal Holdings Corporation business opportunity;

•	an act or omission involving intentional misconduct or a knowing violation of law;

•	a transaction from which the director derives an improper material tangible personal benefit; or

•	distributions, such as the payment of a dividend or approval of a stock repurchase, that are illegal under Georgia law.
     Georgia law allows corporations to include in their articles of incorporation provisions eliminating or limiting the liability of directors, except in the circumstances described above. As a result, and to encourage qualified individuals to serve and remain as directors, we have included these types of provisions in our articles of incorporation. While we have not experienced any problems in locating directors, we could experience difficulty in the future as our business activities increase and diversify. We have also adopted liability limiting provisions to enhance our ability to secure liability insurance for our directors at a reasonable cost. We intend to obtain liability insurance covering actions taken by our directors in their capacities as directors. Our board of directors believes that liability limiting provisions will enable us to obtain such insurance on terms more favorable than if they were not included in our articles of incorporation.

Amendments
     Except as may otherwise be required by Georgia law and for provisions respecting the call of special meetings of shareholders, matters and nominations to be considered at shareholder meetings and indemnification of directors, executive officers and other covered individuals, our board of directors may amend any provision of our bylaws by the affirmative vote of a majority of the entire board, unless our shareholders have adopted, amended or repealed a particular bylaw provision and, in doing so, have expressly reserved to our shareholders the right of amendment or repeal therefor.
SUPERVISION AND REGULATION
     The following discussion describes the material elements of the regulatory framework that applies to banks and bank holding companies and provides certain specific information related to Home Federal Bank.
General
     Home Federal Holdings Corporation will be a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as currently in effect. As a result, the Company and any future non-bank subsidiaries will be subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.
     The Bank Holding Company Act requires every bank holding company to obtain the Federal Reserve’s prior approval before:
•	it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank’s voting shares;

•	it or any of its non-bank subsidiaries may acquire all or substantially all of the assets of any bank; or

•	it may merge or consolidate with any other bank holding company.
     The Bank Holding Company Act further provides that the Federal Reserve may not approve any transaction that would result in or tend to create a monopoly or substantially lessen competition or otherwise function as a restraint of trade unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve’s consideration of financial resources generally focuses on capital adequacy, which is discussed below.
     Home Federal Holdings Corporation and any other bank holding company located in Georgia may acquire a bank located in any other state, and any bank holding company located outside of Georgia may acquire any Georgia-based bank, regardless of state law to the contrary. In each case, certain deposit-percentage, aging requirements and other restrictions will apply. National and state-chartered banks may branch across state lines by acquiring banks in other states. By adopting legislation prior to June 1, 1997, a state could elect either to “opt in” and accelerate the date after which interstate branching would be permissible or “opt out” and prohibit interstate branching altogether. The Georgia Interstate Banking Act provides that interstate acquisitions by or of institutions located in Georgia are permitted in states that also allow national interstate acquisitions. The Georgia Interstate Branching Act permits Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish new start-up branches throughout Georgia, which removes a barrier to competition.
     The Bank Holding Company Act generally prohibits Home Federal Holdings Corporation from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or keeping direct or indirect control of any company engaged in any activities other than those activities that the Federal Reserve determines to be closely related to banking or managing or controlling banks. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, the Federal Reserve has determined that factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities are permissible activities of bank holding companies. The Bank Holding Company Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve may order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that the holding company’s continued ownership, activity or control constitutes a serious risk to the financial safety, soundness, or stability of any of its bank subsidiaries.
     As a national bank, Home Federal Bank will be examined and regulated by the FDIC and the OCC. The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors, acting as receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC also approves conversions, mergers, consolidations, and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting bank is an uninsured bank.
     The OCC will regulate all areas of our banking operations, including mergers, establishment of branches, loans, interest rates, and reserves. With respect to expansion, Georgia law permits, with required regulatory approval, the establishment of de novo branches in an unlimited number of counties within Georgia by stand-alone banks and the subsidiary banks of bank holding companies then engaged in the business of banking in Georgia.
Payment of Dividends
     The Company is a legal entity separate and distinct from Home Federal Bank. The principal sources of the Company’s cash flow, including cash flow to pay dividends to its shareholders, are dividends from its subsidiary, Home Federal Bank. Statutory and regulatory limitations apply to Home Federal Bank’s payment of dividends to the Company as well as to the Company’s payment of dividends to its shareholders.
     If, in the opinion of the OCC, Home Federal Bank engaged in or was about to engage in an unsafe or unsound practice, the OCC could require, after notice and a hearing, the bank to cease and desist from the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance

Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See “– Prompt Corrective Action.”
     The prior approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the bank’s net profits, as defined for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stocks. The payment of dividends by the Company and Home Federal Bank may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.
Capital Adequacy
     Home Federal Holdings Corporation and Home Federal Bank will be required to comply with the capital adequacy standards established by the Federal Reserve (in the case of the Company) and the OCC (in the case of Home Federal Bank). The Federal Reserve has established two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. A bank holding company must satisfy all applicable capital standards to be considered in compliance.
     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.
     The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of total capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets, or “Tier 1 Capital.” The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves, or “Tier 2 Capital.”
     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth, as will be the case for the Company, or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a bank holding company’s Tier 1 Capital leverage ratio, after deducting all intangibles, and other indicators of capital strength in evaluating proposals for expansion or new activities.
     Home Federal Bank will be subject to risk-based and leverage capital requirements adopted by the OCC, which are substantially similar to those adopted by the Federal Reserve for bank holding companies.
     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements. See “– Prompt Corrective Action.”

Support of Subsidiary Institutions
     Under Federal Reserve policy, the Company is expected to act as a source of financial strength for, and to commit resources to support, Home Federal Bank. This support may be required at times when, without this Federal Reserve policy, the Company might not be inclined to provide it. In addition, any capital loans by a bank holding company to Home Federal Bank will be repaid only after its deposits and certain other indebtedness are repaid in full. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.
Prompt Corrective Action
     The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized), are required to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of the action will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.
     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The controlling holding company’s obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary’s assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. In addition, the appropriate federal banking agency may treat an undercapitalized institution in the same manner as it treats a significantly undercapitalized institution if it determines that those actions are necessary.
FDIC Insurance Assessments
     The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the “undercapitalized” category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation that the institution’s primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution’s financial condition and the risk posed to the deposit insurance funds. The FDIC then determines an institution’s insurance assessment rate based on the institution’s capital category and supervisory category. Under the risk-based assessment system, there are nine combinations of capital groups and supervisory subgroups to which different assessment rates are applied. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution’s capital group and supervisory subgroup.
     The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Community Reinvestment Act
     We will be subject to the provisions of the Community Reinvestment Act (“CRA”), which requires the FDIC, in connection with its regular examination of a bank, to assess Home Federal Bank’s record of meeting the credit needs of the communities it serves, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices.
     Regulations promulgated under the CRA are intended to set distinct assessment standards for financial institutions. The regulations provide for streamlined procedures for institutions with assets of less than $250 million. The regulations contain the following three evaluation tests:
•	a lending test, which compares the institution’s market share of loans in low- and moderate-income areas to its market share of loans in its entire service area;

•	a service test, which evaluates the provision of services that promote the availability of credit to low- moderate-income areas; and

•	an investment test, which evaluates the institution’s record of investments in organizations designed to foster community development, small- and minority-owed businesses and affordable housing lending, including state and local government housing or revenue bonds.
     Institutions are required to make public disclosure of their written CRA evaluations made by regulatory agencies. This promotes enforcement of CRA requirements by providing the public with the status of a particular institution’s community investment record. In addition to public disclosure of an institution’s CRA assessment, regulatory authorities are required to consider an institution’s CRA assessment when an institution applies for approval to establish a new branch which will accept deposits, to relocate an existing branch or to merge with another federally regulated financial institution.
Privacy
     The Gramm-Leach-Bliley Act also contains provisions regarding consumer privacy. These provisions require financial institutions to disclose their policy for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties, other than third parties that market the institution’s own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic means to the consumer.
Restrictions on Transactions with Affiliates
     Home Federal Bank is subject to the provisions of Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:
•	a bank’s loans or extensions of credit to affiliates;

•	a bank’s investment in affiliates;

•	assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

•	the amount of loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

•	a bank’s guarantee, acceptance or letter of credit issued on behalf of an affiliate.

     The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank’s capital and surplus and, as to all affiliates combined, to 20% of a bank’s capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the bank. Home Federal Bank’s affiliates include the Company and any company under common control with Home Federal Bank. In addition, a bank may not extend credit to any affiliate engaged in activities not permissible for a holding company or acquire the securities of any affiliate that is not a subsidiary. Home Federal Bank must also comply with other provisions designed to avoid the taking of low-quality assets.
     We are also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.
     Home Federal Bank’s loans to its directors, executive officers and our principal shareholders may not be made on terms more favorable than those afforded to other borrowers, except loans made as part of a benefit or compensation program widely available to Home Federal Bank’s employees and which does not give more preferential terms to directors, executive officers or principal shareholders than to other employees. In addition, Home Federal Bank cannot make loans in excess of certain levels to directors, executive officers or 10% or greater shareholders (or any of their affiliates) unless the loan is approved in advance by a majority of the Board of Directors with any “interested” director not voting. We are also prohibited from paying any overdraft of any of our executive officers or directors. We are also subject to certain other restrictions on the amount and type of loans to executive officers and directors and must annually report such loans to our regulators.
Monetary Policy
     The earnings of Home Federal Bank will be affected by domestic and foreign conditions, particularly by the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve has had, and will continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to mitigate recessionary and inflationary pressures by regulating the national money supply. The techniques used by the Federal Reserve include setting the reserve requirements of member banks and establishing the discount rate on member bank borrowings. The Federal Reserve also conducts open market transactions in United States government securities.
LEGAL MATTERS
     Troutman Sanders LLP, Atlanta, Georgia, will pass upon the validity of the shares of common stock offered by this prospectus for Home Federal Holdings Corporation.
EXPERTS
     Home Federal Holdings Corporation’s audited financial statements for the period from February 1, 2007 through January 31, 2008, included in this prospectus have been included in reliance on the report of Nichols, Cauley & Associates LLC, Atlanta, Georgia, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.
REPORTS TO SHAREHOLDERS
     Upon the effective date of the Registration Statement on Form S-1 that registers the shares of common stock offered by this prospectus with the Securities and Exchange Commission, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as currently in effect, which include requirements to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities and Exchange Commission. This reporting obligation will exist for at least one year and will continue for successive fiscal years, except that these reporting obligations may be suspended for any subsequent fiscal year if at the beginning of such year our common stock is held of record by less than 300 persons. Additionally, we will also furnish such other reports as it may determine to be appropriate or as otherwise may be required by law.
ADDITIONAL INFORMATION
     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as currently in effect, with respect to the shares of our common stock offered by this prospectus. This prospectus is not required to, and does not contain all of the information contained in the registration statement. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement summarize the provisions of such contract or other document deemed material. Such summaries are, of necessity, brief descriptions and are not necessarily complete. However, we believe that this prospectus does not omit any material facts necessary in order to make the information contained herein not misleading. For further information with respect to Home Federal Holdings Corporation and our common stock, we refer you to the Registration Statement and the exhibits to it. The Registration Statement may be examined and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement are available at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549. You may obtain additional information regarding the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site (http:/ /www.sec.gov) that contains registration statements, reports, proxy and information statements and other information regarding registrants, such as Home Federal Holdings Corporation, that file electronically with the Securities and Exchange Commission.

Home Federal Holdings Corporation
(A Development Stage Company)

Nichols, Cauley & Associates, LLC
A Professional Services Firm of:
Certified Public Accountants
Certified Financial Planners ®
Certified Valuation Analysts

Atlanta · Clarkesville · Dublin · Lake Oconee · Warner Robins
www.nicholscauley.com
REPLY TO:
2970 Clairmont RD NE
Suite 725
Atlanta, Georgia 30329-4440
800-823-1224
FAX 404-214-1302
atlanta@nicholscauley.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Home Federal Holdings Corporation
Oakwood, Georgia
We have audited the accompanying balance sheet of Home Federal Holdings Corporation (the “Company”), as of January 31, 2008 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period February 1, 2007, date of inception, to January 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Home Federal Holdings Corporation as of January 31, 2008 and the results of their operations and cash flows for the period February 1, 2007, date of inception, to January 31, 2008 in conformity with accounting principles generally accepted in the United States of America.
Atlanta, Georgia
April 8, 2008

Home Federal Holdings Corporation
(A Development Stage Company)
Balance Sheet
January 31, 2008

Assets

Cash	$5,472
Fixed assets, less accumulated depreciation of $3,947	26,338
Other assets	79,476

Total assets	$111,286

Liabilities and Stockholder’s Equity

Liabilities
Accrued liabilities	$130,323
Line of Credit	576,075

Total liabilities	706,398

Stockholder’s Deficit
Special Stock, no par value, 1,000,000 shares authorized, no shares issued	—
Common Stock, par value $.01 per share, 10,000,000 shares authorized, 10 shares issued	—
Paid-in Capital	100
Stock subscriptions receivable	(100)
Deficit accumulated during development stage	(595,112)

Total stockholder’s deficit	(595,112)

Total liabilities and stockholder’s deficit	$111,286

See accompanying notes to the financial statements.

Home Federal Holdings Corporation
(A Development Stage Company)
Statement of Operations
For the Period February 1, 2007, Date of Inception,
To January 31, 2008

Income	$—

Expenses

Consulting expenses	$311,975
Professional fees	135,921
Rent	33,250
Application fees	20,000
Automobile expense	22,950
Interest expense	18,437
Training expense	11,518
Telephone and utilities expense	10,172
Other operating costs	30,889

Total expenses	595,112

Net loss and deficit accumulated during the development stage	$(595,112)

See accompanying notes to the financial statements.

Home Federal Holdings Corporation
(A Development Stage Company)
Statement of Changes in Stockholder’s Deficit
For the Period February 1, 2007, Date of Inception,
To January 31, 2008

							Deficit
		Special		Common		Stock	Accumulated
	Special	Stock	Common	Stock	Paid In	Subscription	in Development
	Shares	Par Value	Shares	Par Value	Capital	Receivable	Stage	Total
Balance, February 1, 2007 (Date of Inception)	—	$—	—	$—	$—	$—	$—	$—

Common stock subscription, January 23, 2008	—	—	10	—	100	(100)	—	—

Net loss, February 1, 2007 (Date of Inception) to January 31, 2008	—	—	—	—	—	—	(595,112)	(595,112)

Balance, January 31, 2008	$—	$—	$10	$—	$100	$(100)	$(595,112)	$(595,112)

See accompanying notes to the financial statements.

Home Federal Holdings Corporation
(A Development Stage Company)
Statement of Cash Flows
For the Period February 1, 2007, Date of Inception,
To January 31, 2008

Operating Activities
Reconciliation of net loss to net cash used in operating activities:
Net loss	$(595,112)
Adjustments to reconcile net loss to net Cash used in operating activities:
Depreciation expense	3,947
Increase in deposits	(6,250)
Increase in prepaid rent	(7,000)
Increase in deferred issuance costs	(66,226)
Increase in accrued liabilities	130,323

Net cash used in operating activities	(540,318)

Investing Activities
Purchase of fixed assets	(30,285)

Net cash used in investing activities	(30,285)

Financing Activities
Proceeds from borrowings	576,075

Net cash provided by financing activities	576,075

Net increase in cash	5,472

Cash at beginning of period	—

Cash at end of period	$5,472

Supplemental disclosure of cash flow information
Cash paid for interest	$16,014

See accompanying notes to the financial statements.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
Note 1-Organization and Summary of Accounting Policies
Home Federal Holdings Corporation (the “Company”), was established for the purpose of organizing Home Federal Bank, NA, I.O. (the “Bank”). The Company will file an application to be a bank holding company as defined in the Bank Holding Company Act of 1956. The Bank is a proposed national bank being organized under the laws of the Office of the Comptroller of the Currency with the purpose of being principally located in Hall County, Georgia.
The Company is expected to begin its common stock offering in May 2008 to raise capital for the initial capitalization of the Company. Upon capitalization of the Company, the Company will capitalize the Bank, provided that the OCC and FDIC applications are timely approved and the necessary capital is raised. It is expected that banking operations will commence in the second half of 2008.
The company was established as HFHC Group, L.L.C., and commenced activities on February 1, 2007. Home Federal Holdings Corporation was incorporated on January 23, 2008 and assumed the assets and liabilities of HFHC Group, L.L.C. on that date. Management has prepared these financial statements to include financial information from the date of inception. Activities since inception of the Company have consisted of the Organizers engaging in organizational and pre-opening activities necessary to obtain regulatory approvals, preparing for the common stock offering to capitalize the Bank, acquiring facilities, and preparing to commence business as a financial institution.
Home Federal Holdings Corporation is a development stage enterprise as defined by Statement of Financial Accounting Standard (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises, as it devotes substantially all its efforts to establishing a new business. Planned principal operations have not commenced and significant revenue has not been recognized from the planned principal operations.
To capitalize the Bank, the Organizers intend to sell a minimum of 1,575,000 shares up to a maximum of 2,000,000 shares of common stock of the Company at $10 per share. The offering is expected to raise gross proceeds of between $15,750,000 and $20,000,000. The Organizers and proposed Directors and Founders of the Bank plan to purchase a minimum of 227,000 shares of common stock at $10.00 per share in the offering. Upon purchase of these shares, it is expected that each Organizer or Director will be granted, at no additional cost, a warrant to purchase one share of the Company’s common stock at a purchase price of $10 per share for every share the Organizer or Director purchases in the offering. It is expected that each Founder will be granted, at no

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
Note 1-Organization and Summary of Accounting Policies (continued)
additional cost, a warrant to purchase up to one share of the Company’s common stock at a purchase price of $10 per share for every share the Founder purchases in the offering.
For each five shares an investor purchases in this offering, such investor will receive a warrant to purchase a additional share of common stock of the Company. Each warrant will vest immediately, become immediately exercisable, and have an exercise price of $12.50 per share. A maximum of 400,000 shares have been set aside for these warrants.
Additionally a maximum of 500,000 shares have been set aside for Organizer, Director and Founder warrants. The anticipated vesting period for Organizer and Director warrants is three years with an exercise price of $10. It is anticipated that Founder warrants will vest immediately with an exercise price of $10.
     Basis of Presentation
The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.
     Estimates
The financial statements include estimates and assumptions that affect the financial position and results of operations of the Company and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.
     Fixed Assets
Fixed assets consist of furniture and equipment and are stated at cost. Depreciation is computed over their estimated useful lives of 3 to 10 years.
     Fiscal Year
The Bank will adopt a calendar year for both financial reporting and tax reporting purposes.
     Stock Compensation Plan
Upon completion of the stock offering, the Company is expected to adopt a share-based compensation plan. The Company will account for this plan in accordance with SFAS No. 123 (revised 2004), “Share-Based Payments”, SFAS 123(R). The Statement requires all share-based payments to employees, including grants of employee stock options and director warrants, to be recognized as compensation expense over the vesting period for the awards in the financial statements based on their fair values.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
Note 1-Organization and Summary of Accounting Policies (continued)
     Organization Costs
Organization costs include incorporation, legal and consulting fees incurred in connection with establishing the Company and Bank. In accordance with Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. organization costs are expensed when incurred and are included in the Statement of Loss as professional fees.
     Impact of Recently Issued Accounting Standards
In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159 (FAS 159), The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value option is determined on an instrument basis and is irrevocable. Assets and liabilities measured at fair value pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As part of the Company’s adoption of FAS 159 as of January 1, 2008, it does not plan to choose the option to measure eligible financial instruments at fair value and therefore the adoption of FAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.
In December 2007, the FASB issued FASB Statement No. 160 (FAS 160), Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. FAS 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. This new consolidation method significantly changes the accounting for transactions with minority interest holders. FAS 160 is effective for fiscal years beginning after December 15, 2008. The Company’s adoption of FAS 160 during the first quarter of 2009 is not expected to have a material impact on its financial condition or results of operations.
In December 2007, the FASB issued FASB Statement No. 141(revised 2007) (FAS 141R), Business Combinations. FAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development and restructuring costs. In addition, under FAS 141R, changes in an entity’s deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. FAS 141R is effective for fiscal years beginning after December 15, 2008. The Company’s adoption of FAS 141R during the first quarter of 2009 is not expected to have a material impact on its financial condition or results of operations.
In March 2008, the FASB issued FASB Statement No. 161 (FAS 161), Disclosures about Derivative Instruments And Hedging Activities, an amendment to FAS 133 intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FAS 133 and its related interpretations, and (c) how derivative instruments and related hedge items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company believes the adoption of FAS 161 will not have a material impact on its financial condition or results of operations.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
Note 2 — Debt
On February 6, 2007, HFHC Group, L.L.C. established a $400,000 line of credit with a financial institution to fund organizational expenses , pre-opening expenses and the expenses of the Company’s common stock offering. On June 25, 2007, HFHC Group, L.L.C. increased the maximum borrowing under this line of credit to $750,000 to provide additional funding during the development stage. On January 29, 2008 HFHC Group, L.L.C. increased the maximum borrowing under this line of credit to $1,750,000. On January 23, 2008, Home Federal Holdings Corporation had assumed the liabilities of HFHC Group, L.L.C. and responsibility for this Line of Credit. The line is uncollateralized and is guaranteed by the Organizers. The line bears interest at the Wall Street Journal prime interest rate minus 1%, 5% at January 31, 2008, and matures June 6, 2008. Interest is payable monthly, with all principal due at maturity. The balance at January 31, 2008 was $576,075.
Interest expense incurred related to the above line of credit was $18,437 through January 31, 2008.
Note 3 — Liquidity and Going Concern Considerations
Home Federal Holdings Corporation incurred a net loss of $595,112 for the period from February 1, 2007, date of inception, to January 31, 2008. At January 31, 2008 liabilities exceeded assets by $595,112.
Management believes that the current level of expenditures is within the financial and borrowing capabilities of the Company and adequate to meet existing obligations and fund current operations, but obtaining final regulatory approvals and commencing banking operations is dependent on successfully completing the stock offering.
To provide permanent funding for the capitalization of the Bank, the Company is facilitating a stock offering for a minimum of 1,575,000 shares up to a maximum of 2,000,000 shares of common stock of the Company at $10 per share. Costs related to the offering of the Company’s common stock will be paid from the gross proceeds of the offering. The Company must receive the minimum amount of $15,575,000 in the offering in order to capitalize the Bank. Should the Company b e unable to raise this amount, the ability of Home Federal Holdings Corporation to continue as a going concern would be doubtful.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
Note 4 — Commitments
The Organizers of the Bank have entered into an employment agreement with its proposed Chief Executive Officer. The agreement provides for a base salary of $150,000 annually and the granting of 15,000 stock options and other perquisites commensurate with his employment. The Organizers also contemplate that the Bank will enter into an employment agreement with the Chief Executive Officer, the Chief Lending Officer and the Chief Financial Officer upon opening the bank. The Company has entered into an agreement for consulting services for assistance in the organization of the Bank. The Company has committed to pay a total of $99,300 plus expenses for these services, of which $65,641 had been expensed as of January 31, 2008. Additionally, upon the Bank receiving its final charter approval, the Company shall grant to the consulting firm stock options to purchase 6,000 shares of the common stock of the Company which vest upon the Bank receiving its final approval and which expire ten years from date of the award.
The Company has entered into an agreement with an entity to provide assistance in the proposed capital raise for the Company. The agreement is effective when the Company receives a “no objection” notice from the regulatory authorities. The Company will be required to submit $15,000 upon commencement of the offering and $20,000 a month for each month thereafter during the capital raise. The total fees will be a reduction of the final fee computed at 4.0% of shareholders not introduced by the investment firm to the Company and 6.0% on all others. These costs will be a reduction in the proceeds from the sale of stock.
Note 5 — Lease
The Company entered into a lease for the main office location with total annual rent of $75,000. The lease term is August 1, 2007 through January 1, 2010. As of January 31, 2008, the Company has expensed $31,250 related to this lease.
Note 6 — Income Taxes
The Company is a corporation. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
Note 6 — Income Taxes (continued)
The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities projected future taxable income and tax planning strategies.
The future tax consequences of the differences between the financial reporting and tax basis of the Company’s assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as realization of these deferred tax assets is dependent on future taxable income.
The following summarizes the sources and expected tax consequences of future taxable deductions which comprise the net deferred taxes at January 31, 2008.

Deferred tax asset relating to organization expenses and net operating loss carryforward	$226,000
Less valuation allowance	(226,000)

Net deferred taxes	$—

Home Federal Holdings Corporation
Home Federal Holdings Corporation
(A Development Stage Company)
Balance Sheet
June 30, 2008
(Unaudited)

Assets

Cash	$146,372
Fixed assets, less accumulated depreciation of $8,806	27,826
Deferred issuance costs	221,849
Other assets	6,250

Total assets	$402,297

Liabilities and Stockholders’ Deficit

Liabilities
Accrued liabilities	$224,952
Line of Credit	1,152,025

Total liabilities	1,376,977

Stockholder’s Deficit
Special Stock, no par, 1,000,000 shares authorized, no shares issued	—
Common stock, par value $.01 per share, 10,000,000 authorized, 10 shares issued	—
Paid-in capital	100
Stock Subscription receivable	(100)
Deficit accumulated during development stage	(974,680)

Total stockholders’ deficit	(974,680)

Total liabilities and stockholders’ deficit	$402,297

See accompanying notes to the financial statements.

Home Federal Holdings Corporation
(A Development Stage Company)
Statements of Operations
For the Periods February 1, 2008 to June 30, 2008,
and February 1, 2007, Date of Inception, to June 30, 2008
(Unaudited)

		February 1, 2007,
	February 1, 2008	Date of Inception
	to	to
	June 30, 2008	June 30, 2008
Income	$—	$—

Expenses

Consulting expenses	$112,450	$424,425
Salaries and Benefits	120,879	120,879
Rent	32,000	65,250
Interest expense	15,549	33,986
Professional fees	46,391	182,312
Telephone and utilities expense	10,471	20,643
Automobile expense	5,050	28,000
Training expense	940	12,458
Application fees	1,301	21,301
Other operating costs	34,537	65,426

Total expenses	379,568	974,680

Net loss and deficit accumulated during the development stage	$(379,568)	$(974,680)

See accompanying notes to the financial statements.

Home Federal Holdings Corporation
(A Development Stage Company)
Statements of Cash Flows
For the Periods February 1, 2008 to June 30, 2008,
and February 1, 2007, Date of Inception, to June 30, 2008
(Unaudited)

		February 1, 2007,
	February 1, 2008	Date of Inception
	to	to
	June 30, 2008	June 30, 2008
Operating Activities
Reconciliation of net loss to net cash used in operating activities:
Net loss	$(379,568)	$(974,680)
Adjustments to reconcile net loss to net Cash used in operating activities:
Depreciation expense	4,859	8,806
Decrease in prepaid rent	7,000	—
Increase in deposits	—	(6,250)
Increase in deferred issuance costs	(155,623)	(221,849)
Increase in accrued liabilities	94,629	224,952

Net cash used in operating activities	(428,703)	(969,021)

Investing Activities
Purchase of fixed assets	(6,347)	(36,632)

Net cash used in investing activities	(6,347)	(36,632)

Financing Activities
Proceeds from borrowings	575,950	1,152,025

Net cash provided by financing activities	575,950	1,152,025

Net increase in cash	140,900	146,372

Cash at beginning of period	5,472	—

Cash at end of period	$146,372	$146,372

Supplemental disclosure of cash flow information
Cash paid for interest	$14,816	$30,830

See accompanying notes to the financial statements.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008
(Unaudited)
Note 1-Basis of Presentation
The financial information contained herein is unaudited. Accordingly, the information does not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements, however, such information reflects adjustments, which are, in the opinion of management, necessary for a fair statement of results for the interim periods.
Operating results for the periods February 1, 2008 to June 30, 2008 and the period February 1, 2007, date of inception, to June 30, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008. These statements should be read in conjunction with the financial statements and footnotes thereto included in the original audited financial statements for the period February 1, 2007, date of inception, to January 31, 2008 included in the original registration statement.
Note 2-Organization and Summary of Accounting Policies
Home Federal Holdings Corporation (the “Company”), was established for the purpose of organizing Home Federal Bank, NA, I.O., (the “Bank”). The Company will file an application to be a bank holding company as defined in the Bank Holding Company Act of 1956. The Bank is a proposed national bank being organized under the laws of the Office of the Comptroller of the Currency with the purpose of being principally located in Hall County, Georgia.
The Company is expected to begin its common stock offering in September 2008 to raise capital for the initial capitalization of the Company. Upon capitalization of the Company, the Company will capitalize the Bank, provided that the OCC and FDIC applications are timely approved and the necessary capital is raised. It is expected that banking operations will commence in the fourth quarter of 2008.
The company was established as HFHC Group, L.L.C., and commenced activities on February 1, 2007. Home Federal Holdings Corporation was incorporated on January 23, 2008 and assumed the assets and liabilities of HFHC Group, L.L.C. on that date. Management has prepared these financial statements to include financial information from the date of inception. Activities since inception of the Company have consisted of the Organizers engaging in organizational and pre-opening activities necessary to obtain regulatory approvals, preparing for the common stock offering to capitalize the Bank, acquiring facilities, and preparing to commence business as a financial institution.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008
(Unaudited)
Note 2-Organization and Summary of Accounting Policies
Home Federal Holdings Corporation is a development stage enterprise as defined by Statement of Financial Accounting Standard (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises, as it devotes substantially all its efforts to establishing a new business. Planned principal operations have not commenced and significant revenue has not been recognized from the planned principal operations.
To capitalize the Bank, the Organizers intend to sell a minimum of 1,500,000 shares up to a maximum of 2,000,000 shares of common stock of the Company at $10 per share. The offering is expected to raise gross proceeds of between $15,000,000 and $20,000,000. The Organizers and proposed directors and founders of the Bank plan to purchase a minimum of 192,500 shares of common stock at $10.00 per share in the offering. Upon purchase of these shares, it is expected that each Organizer will be granted, at no additional cost, a warrant to purchase one share of the company’s common stock at a purchase price of $10 per share for every share the Organizer purchases in the offering. It is expected that each Founder will be granted, at no additional cost, a warrant to purchase up to one share of the company’s common stock at a purchase price of $10 per share for every share the Founder purchases in the offering. For each five shares an investor purchases in this offering, such investor will receive on warrant to purchase an additional share of common stock of the Company. Each warrant will vest immediately, become immediately exercisable, and have an exercise price of $12.50 per share. A maximum of 400,000 shares have been set aside for these warrants.
Additionally a maximum of 500,000 shares have been set aside for Organizer and Founder warrants. The anticipated vesting period for Organizer warrants is three years with an exercise price of $10. It is anticipated that founder warrants will vest immediately with an exercise price of $10.
Basis of Presentation
The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.
Estimates
The financial statements include estimates and assumptions that affect the financial position and results of operations of the Company and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008
(Unaudited)
Note 2-Organization and Summary of Accounting Policies
Fixed Assets
Fixed assets consist of furniture and equipment and are stated at cost. Depreciation is computed over their estimated useful lives of 3 to 10 years.
Fiscal Year
The Bank will adopt a calendar year for both financial reporting and tax reporting purposes.
Stock Compensation Plan
Upon completion of the stock offering, the Company is expected to adopt a share-based compensation plan. The Company will account for this plan in accordance with SFAS No. 123 (revised 2004), “Share-Based Payments”, SFAS 123(R). The Statement requires all share-based payments to employees, including grants of employee stock options and director warrants, to be recognized as compensation expense over the vesting period for the awards in the financial statements based on their fair values.
Organization Costs
Organization costs include incorporation, legal and consulting fees incurred in connection with establishing the Company and Bank. In accordance with Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. Organization costs are expensed when incurred and are included in the Statement of Loss as professional fees.
Impact of Recently Issued Accounting Standards
In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159 (FAS 159), The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value option is determined on an instrument basis and is irrevocable. Assets and liabilities measured at fair value pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As part of the Company’s adoption of FAS 159 as of January 1, 2008, it does not plan to choose the option to measure eligible financial instruments at fair value and therefore the adoption of FAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008
(Unaudited)
Note 2-Organization and Summary of Accounting Policies
In December 2007, the FASB issued FASB Statement No. 160 (FAS 160), Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. FAS 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. This new consolidation method significantly changes the accounting for transactions with minority interest holders. FAS 160 is effective for fiscal years beginning after December 15, 2008. The Company’s adoption of FAS 160 during the first quarter of 2009 is not expected to have a material impact on its financial condition or results of operations.
In December 2007, the FASB issued FASB Statement No. 141(revised 2007) (FAS 141R), Business Combinations. FAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development and restructuring costs. In addition, under FAS 141R, changes in an entity’s deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. FAS 141R is effective for fiscal years beginning after December 15, 2008. The Company’s adoption of FAS 1141R during the first quarter of 2009 is not expected to have a material impact on its financial condition or results of operations.
In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities, and amendment to SFAS 133 intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company believes the adoption of SFAS 161 will not have a material impact on its financial statements.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008
(Unaudited)
Note 3 – Debt
On February 6, 2007, HFHC Group, L.L.C. established a $400,000 line of credit with a financial institution to fund organizational expenses , pre-opening expenses and the expenses of the Company’s common stock offering. On June 25, 2007, HFHC Group, L.L.C. increased the maximum borrowing under this line of credit to $750,000 to provide additional funding during the development stage. On January 29, 2008 HFHC Group, L.L.C. increased the maximum borrowing under this line of credit to $1,750,000. On January 23, 2008, Home Federal Holdings Corporation had assumed the liabilities of HFHC Group, L.L.C. and responsibility for this Line of Credit. The line is uncollateralized and is guaranteed by the Organizers. The line bears interest at the Wall Street Journal prime interest rate minus 1%, 5% at January 31, 2008, and matured June 2008. Interest is payable monthly, with all principal due at maturity. The balance at June 30, 2008 was $1,152,025. Upon maturity at June 2008, the line of credit was reduced to $1,500,000 with a maturity date of December 31, 2008. The note bears interest at prime minus 1% with a floor rate of 4%.
Interest expense incurred related to the above line of credit was $33,986 through June 30, 2008.
Note 4 – Liquidity and Going Concern Considerations
Home Federal Holdings Corporation incurred a net loss of $974,680 for the period from February 1, 2007, date of inception, to June 30, 2008. At June 30, 2008 liabilities exceeded assets by $974,680.
Management believes that the current level of expenditures is within the financial and borrowing capabilities of the Company and adequate to meet existing obligations and fund current operations, but obtaining final regulatory approvals and commencing banking operations is dependent on successfully completing the stock offering.
To provide permanent funding for the capitalization of the Bank, the Company is facilitating a stock offering for a minimum of 1,500,000 shares up to a maximum of 2,000,000 shares of common stock of the Company at $10 per share. Costs related to the offering of the Company’s common stock will be paid from the gross proceeds of the offering. The company must receive the minimum amount of $15,000,000 in the offering in order to capitalize the Bank. Should the Company be unable to raise this amount, the ability of Home Federal Holdings Corporation to continue as a going concern would be doubtful.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008
(Unaudited)
Note 5 – Commitments
The Organizers of the Bank had entered into an employment agreement with its proposed Chief Executive Officer. The agreement provided for a base salary of $150,000 annually and the granting of 15,000 stock options and other perquisites commensurate with his employment. This contract has been superseded by a new agreement to allow for changes in the organizational structure due to the Company adding the position of president. The proposed Chief Executive Officer’s agreement was modified due to change in title of Chief Executive Officer to President. The new agreement, executed June 2008, provides for a base salary of $140,000 and the granting of 15,000 stock options and other perquisites commensurate with his employment.
The Company has entered into an employment agreement with its proposed Chief Executive Officer. The agreement provides for a base salary of $140,000 annually and the granting of 7,500 stock options and other perquisites commensurate with his employment.
The Company also contemplates that the Bank will enter into an employment agreement with the Chief Financial Officer upon opening the bank.
The Company has entered into an agreement for consulting services for assistance in the organization of the Bank. The Company has committed to pay a total of $99,300 plus expenses for these services. Additionally, upon the Bank receiving its final charter approval, the Company shall grant to the consulting firm stock options to purchase 6,000 shares of the common stock of the Company which vest upon the Bank receiving its final approval and which expire ten years from date of the award.
The Company has terminated its agreement with an entity to provide assistance in the proposed capital raise for the Company.
Note 6 – Lease
The Company entered into a lease for the main office location with total annual rent of $75,000. The lease term is August 1, 2007 through January 1, 2010 renewable on an annual basis. The Company notified the landlord of their intention of not renewing the lease beyond the initial one year lease period. The Company is occupying the temporary office location on a month-to-month basis at $6,250 per month. As of June 30, 2008, the Company has expensed $62,500 related to this lease.

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008
(Unaudited)
Note 7 – Income Taxes
The Company is a corporation. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities projected future taxable income and tax planning strategies.
The future tax consequences of the differences between the financial reporting and tax basis of the Company’s assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as realization of these deferred tax assets is dependent on future taxable income.
The following summarizes the sources and expected tax consequences of future taxable deductions which comprise the net deferred taxes at June 30, 2008.

Deferred tax asset relating to organization expenses and net operating loss carryforward	$368,000
Less valuation allowance	(368,000)

Net deferred taxes	$—

Home Federal Holdings Corporation
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008
(Unaudited)
Note 8 – Subsequent Events
On August 28, 2008 the Company entered into a purchase agreement for the facilities of the proposed Bank’s primary branch. The purchase price is $1,903,000 and is expected to close within 75 calendar days of the execution of the agreement. The Company is evaluating the financing options available to complete the purchase.

Appendix A
FORM OF
ESCROW AGREEMENT
Relating to Subscriptions for Shares of Home Federal Holdings Corporation
          This Escrow Agreement (the “Agreement”) is made and entered into as of the ___ day of ______, 2008, by and among certain investors (collectively, the “Investors”) who have executed a Subscription and Investment Agreement (the “Subscription Agreement”) (and which Subscription Agreement expressly refers to and incorporates this Escrow Agreement); Home Federal Holdings Corporation, a Georgia corporation (the “Company”); and Nexity Bank (the “Escrow Agent”).
          WHEREAS, the Investors desire to contribute to the capital of Home Federal Holdings Corporation by purchasing shares of its common stock, $.01 par value (the “Shares”) pursuant to the terms and conditions set forth in a Prospectus dated ______ ___, 2008 (the “Memorandum”), and the Subscription Agreement, the form of which is attached hereto; and
          WHEREAS, in order to facilitate the purchase of the Shares and the organization of Home Federal Holdings Corporation, the Investors desire that the Escrow Agent receive, hold and distribute their payments for the Shares in accordance with the terms hereof.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:
1.	Escrow Deposit. Each Investor will deliver the funds in payment for the Shares purchased by such Investor, as set forth in the Subscription Agreement, to the Company for further delivery to the Escrow Agent. The Company will collect and deliver to the Escrow Agent appropriate W-9 Forms for each investor. Checks should be made payable to Nexity Bank, Escrow Account for Home Federal Holdings Corporation and shall be sent to the Escrow Agent by noon of the next business day.

2.	Investment of Escrow Deposit. All funds received by the Escrow Agent pursuant to this Agreement shall be invested, to the extent practicable, in deposit accounts or certificates of deposit which are insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, or federal funds. All investments shall comply with applicable laws, rules and regulations, including Rule 15c2-4 promulgated under the Securities Exchange Act of 1934. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall invest the Escrowed Funds in Escrow Agent’s Business Money Market Account. Interest will begin accruing no later than the next business day after receipt.

3.	Certification of Funds. Upon receipt of (i) funds in the amount of at least $15,000,000 in payment for Shares, and (ii) at the direction of the Company, the Escrow Agent shall certify to the appropriate regulatory authority(ies) that the Escrow Agent holds a minimum of $15,000,000 on deposit in the Escrow Account for the purchase of Shares in Company.

4.	Distribution of Funds. The Escrow Agent shall distribute the funds held by it under this Agreement as follows:

a.	Upon receipt of (i) funds in the amount of at least $15,000,000 in payment for Shares, and (ii) a certificate executed by Company, accompanied by a confirmation from the appropriate regulatory authority(ies) indicating approval to distribute funds out of Escrow, directing the Escrow Agent to distribute all funds received by the Escrow Agent from the Investors under this Agreement to the Company, then the Escrow Agent shall deliver the funds, by cashier’s check or other form of payment mutually acceptable to the Company and the Escrow Agent, to the Company, together with the income earned thereon pursuant to subsection (c) of this Section 4. No distribution will be made until the last investor deposit has been made for at least two business days. The Company shall provide account information and other necessary directions for disbursements by the Escrow Agent to it under this Agreement. The Escrow Agent must be provided a copy of the subscription agreement at the signing of this Escrow Agreement.

b.	Upon i) receipt of direction from the Company, to return the funds to the Investors; or (ii) in the event the Escrow Agent shall have received less than $15,000,000 or shall have received no direction or certificate from the Company pursuant to either subsection (a) or this subsection (b) of this Section 4 on or prior to December 31, 2009 (the final closing date of the offering), the Escrow Agent shall distribute such funds to the Investors, pursuant to subsection (c) of this Section 4. The Company may give notice to the Escrow Agent that the Company is canceling its offer of the Shares prior to December 31, 2009, and the Escrow Agent shall distribute the funds to the Investors pursuant to subsection (c) of this Section 4 of this Agreement.

c.	Any income earned on the investment of funds received under this Agreement will first be applied against the Escrow Agent’s fees set forth in Section 10 hereof and any expense of the Escrow Agent incurred pursuant to Section 6 hereof. To the extent that such income exceeds the Escrow Agent’s fees and expenses, the Escrow Agent shall distribute such excess to the Company at the time that funds are distributed to the Company pursuant to subsection (a) of this Section 4 or are returned to Investors pursuant to subsection (b) of this Section 4, or otherwise as requested by the Company and agreed to by the Escrow Agent in accordance with the Prospectus.
5.	Authorization for Disbursement. The Escrow Agent is hereby authorized and directed to issue its checks for each disbursement hereunder and the Escrow Agent shall be relieved of all liability with respect to making the disbursements in accordance with the provisions hereof.

6.	Professional Services Used by Escrow Agent. The Escrow Agent may engage the services of such attorneys, accountants, and other professionals, as the Escrow Agent may, in its sole discretion, deem advisable to carry out its duties under the Agreement. The Company agrees to reimburse the Escrow Agent for all costs, expenses and professional fees incurred hereunder which are not covered by income earned on escrowed funds pursuant to Section 4(c) hereof, including all legal fees and expenses incurred in the review of this Agreement.

7.	Limit on Escrow Agent’s Responsibility. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence or willful misconduct.

8.	Reliance on Opinion of Counsel. The Escrow Agent hereunder shall be entitled to rely upon the advice of its counsel in any action taken in its capacity as Escrow Agent hereunder and shall be protected from any liability of any kind for actions taken in reasonable reliance upon such opinion of its counsel.

9.	Resignation. The Escrow Agent may resign at any time upon ten (10) days’ written notice to the Company. Such resignation shall take effect upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by the Company, and the delivery by the Escrow Agent to such successor of any funds held under this Agreement. The Escrow Agent, if it has not received such an instrument of acceptance prior to the expiration of ten (10) calendar days after the giving of notice of resignation, shall be discharged of its duties and obligations hereunder only upon the deposit of any funds being held by it under this Agreement into, and the acceptance thereof, by a court of competent jurisdiction, to which application shall be made for the appointment of a successor escrow agent so appointed shall succeed to all of the rights, duties and responsibilities of the Escrow Agent.

10.	Escrow Agent’s Fees. The Company agrees to pay Escrow Agent’s usual and customary fees of $25.00 per month maintenance fee for performing its obligations under the Agreement that are not covered by income earned on escrowed funds pursuant to Section 4(c) hereof. An $18.00 per check fee will be charged if the escrow account has to be refunded due to failure to complete the subscription.

11.	Notice. All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered, postage prepaid, addressed as follows by certified mail:

To the Escrow Agent:	Attention: Mr. Paul Jadwin
Nexity Bank
3500 Blue Lake Drive, Suite 330
Birmingham, Alabama 35243

To the Investors:	to the persons named and at the addresses listed in the Subscription and Investment Agreement

To Company:	Attention: Mr. Clyde A. McArthur
Home Federal Holdings Corporation
4271 Mundy Mill Road
Oakwood, GA 30566

Any party may, by notice given hereunder, designate any future or different addresses to which subsequent notices, certificates, and other communications shall be sent.

12.	Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, successors, administrators and assigns.

13.	Severability. In the event any court of competent jurisdiction shall hold any provision of this Agreement invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provision hereof.

14.	Execution of Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

15.	Applicable Law. This Agreement shall be construed and governed exclusively by the laws of the State of Alabama, without regard to its principles of conflicts of law.

16.	Headings. The headings used in this Agreement have been prepared for the convenience of reference only and shall not control, affect the meaning, or be taken as an interpretation of any provisions of this Agreement.

ESCROW AGENT: NEXITY BANK

By:

Its:

Date:

COMPANY: HOME FEDERAL HOLDINGS CORPORATION

By:

Its:	President and CFO

Date:

Appendix B
HOME FEDERAL HOLDINGS CORPORATION
SUBSCRIPTION AND INVESTMENT AGREEMENT
Home Federal Holdings Corporation
4271 Mundy Mill Road
Oakwood, Georgia 30566
Ladies and Gentlemen:
     You have informed me that Home Federal Holdings Corporation, a Georgia corporation (the “Company”), is offering up to 2,000,000 shares of its Common Stock, par value $.01 per share (the “Common Stock”), at a price of $10.00 per share payable as provided herein and as described in and offered pursuant to the Prospectus furnished with this Subscription and Investment Agreement to the undersigned (the “Prospectus”).
     1. Subscription. Subject to the terms and conditions hereof, the undersigned tenders this subscription, together with payment in United States currency by check, bank draft, or money order payable to “Nexity Bank, Escrow Account for Home Federal Holdings Corporation” the amount indicated below (the “Funds”), representing the payment of $10.00 per share for the number of shares of Common Stock indicated below. The total subscription price must be paid at the time the Subscription and Investment Agreement is executed.
     2. Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.
     3. Acknowledgments. The undersigned acknowledges that he or she has received a copy of the Prospectus. This Subscription and Investment Agreement creates a legally binding obligation and the undersigned agrees to be bound by the terms of this Subscription and Investment Agreement.
     4. Revocation. The undersigned agrees that once this Subscription and Investment Agreement is tendered to the Company, it may not be withdrawn and that the Subscription and Investment Agreement shall survive the death or disability of the undersigned.
     THE SHARES OF COMMON STOCK OFFERED BY HOME FEDERAL HOLDINGS CORPORATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

FINRA Rule 2790 Compliance
☐      Check here if you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, are a “restricted person” as defined in FINRA Rule 2790.
“Restricted Person” includes (a) a FINRA member or other broker/dealer; (b) an officer, director, general partner, associated person, or employee of a member of other broker/dealer; (c) an agent of a member or any other broker/dealer that is engaged in the investment banking or securities business; (d) a finder or any person acting in a fiduciary capacity to the managing underwriter, including, attorneys, accountants and financial consultants; (e) a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account; (f) a person owning a broker dealer, as defined in the rule; or (g) an immediate family member of any of the foregoing persons if the foregoing person materially supports, or receives material support from, the immediate family member.
☐      Check here if you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, are a “restricted person” as defined in FINRA Rule 2790 and you contend that the purchase of the shares is exempt from the prohibitions of FINRA Rule 2790. If you check this box, please list the exemption and explain all facts on which you base your contention.

By signing this order form below and initialing it here, you certify that you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, is eligible to purchase new issues in compliance with Rule 2790.                 (initials)
     Please indicate in the space provided below the exact name or names and address in which the stock certificate representing shares subscribed for in this Subscription and Investment Agreement should be registered.

Number of Shares Subscribed for (minimum 500 shares)	Name or Names of Subscribers (Please Print)

$
Total Subscription Price at $10.00 per share (funds must be enclosed)	Please indicate form of ownership desired (individual, joint tenants with right of survivorship, tenants in common, trust, corporation, partnership, custodian, etc.)
Date:
Signature of Subscriber(s)*

Social Security Number or Federal Taxpayer Identification Number	Signature of Subscriber(s)*

Street (Residence) Address:

City, State and Zip Code

*	When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants or tenants in common, each owner must sign.
FEDERAL INCOME TAX BACKUP WITHHOLDING
     In order to prevent the application of federal income tax backup withholding, each subscriber must provide the Escrow Agent with a correct Taxpayer Identification Number (“TIN”). An individual’s social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.
     Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.
     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

     If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, “Applied For” should be written in the space provided for the TIN on the Substitute Form W-9.
SUBSTITUTE FORM W-9
     Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.
     You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).
     Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Taxpayer/Employer Identification No.	Social Security or Taxpayer/Employer Identification No.
TO BE COMPLETED BY THE COMPANY:
Accepted as of                     , 20___, as to                     shares.
HOME FEDERAL HOLDINGS CORPORATION

By:

Name:

Title:

[HOME FEDERAL LOGO]

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses Of Issuance And Distribution.
     Estimated expenses of the sale of the Registrant’s Common Stock, $.01 par value per share, are as follows:

Securities and Exchange Commission Registration Fee	$1,139.70
Blue Sky Fees and Expenses	2,000.00
Legal Fees and Expenses	200,000.00
Accounting Fees and Expenses	25,000.00
Printing and Engraving Expenses	20,000.00
Miscellaneous	1,860.30

Total	$250,000.00

Item 14. Indemnification of Directors and Officers.
     Consistent with the applicable provisions of the laws of Georgia, the Registrant’s Bylaws provide that the Registrant shall have the power to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director, officer, employee or agent is proper because he or she met the applicable standard of conduct shall be made (i) by the Board of Directors of the Registrant, (ii) in certain circumstances, by independent legal counsel in a written opinion or (iii) by the affirmative vote of a majority of the shares entitled to vote.
     In addition, Article VI of the Registrant’s Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no elimination of liability for (i) a breach of duty involving appropriation of a business opportunity of the Registrant, (ii) an act or omission involving intentional misconduct or a knowing violation of law, (iii) a transaction from which the director derives an improper material tangible personal benefit or (iv) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The Articles of Incorporation do not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.
Item 15. Recent Sales of Unregistered Securities.
     On January 23, 2008, the Company issued to Clyde A. McArthur, in a private placement, 10 shares of the Company’s common stock, $.01 par value per share, for a price of $10.00 per share, in connection with the organization of the Company. The sale to Mr. McArthur was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act because it was a transaction by an issuer that did not involve a public offering.
Item 16. Exhibits.

Exhibit
Number	Description
3.1*	Articles of Incorporation of Home Federal Holdings Corporation.

Exhibit
Number	Description
3.2*	Bylaws of Home Federal Holdings Corporation.

4.1*	Specimen Common Stock Certificate.

4.2*	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock.

4.3*	Form of Subscriber Warrant Certificate (contained in Exhibit 10.8).

5.1	Legal Opinion of Troutman Sanders LLP.

10.1	Form of Proposed Amended and Restated Employment Agreement by and among Home Federal Holdings Corporation and Robert B. Wise.

10.2	Form of Proposed Amended and Restated Employment Agreement by and among Home Federal Holdings Corporation and Clyde A. McArthur.

10.3	Form of Proposed Amended and Restated Employment Agreement by and among Home Federal Holdings Corporation and Rita B. Gray.

10.4*	Commercial Line of Credit Agreement and Note, dated June 25, 2007, between HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank and Nexity Bank.

10.5*	Commercial Promissory Note, dated February 6, 2007, between Home Federal Savings Bank and Nexity Bank.

10.6*	Organizing Line of Credit — Change In Terms Agreement, dated September 18, 2007, between HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank and Nexity Bank.

10.7*	Organizing Line of Credit, dated January 29, 2008, between Home Federal Bank, National Association (in Organization), as Borrower and Nexity Bank, as Lender.

10.8	Organizing Line of Credit — Change In Terms Agreement, dated June 6, 2008, between HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank and Nexity Bank.

10.9*	Home Federal Holdings Corporation 2008 Stock Incentive Plan.

10.10*	Form of Escrow Agreement by and among Home Federal Holdings Corporation and Nexity Bank (included as Appendix A to the prospectus).

10.11*	Form of Subscriber Warrant Agreement.

10.12*	Form of Director Warrant Agreement.

10.13*	Form of Organizer Warrant Agreement.

10.14	Consulting Agreement between Home Federal Holdings Corporation and Bank Resources, Inc., dated February 5, 2008.

23.1	Consent of Nichols, Cauley & Associates LLC.

23.2*	Consent of Troutman Sanders LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	Form of Subscription and Investment Agreement (included as Appendix B to the prospectus).

*	Previously filed.
Item 17. Undertakings.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows:
     (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.
     (4) That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (5) That, for the purpose of determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
     (6) That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
     (7) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) , or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Oakwood, State of Georgia, on September 4, 2008.

HOME FEDERAL HOLDINGS CORPORATION

/s/ Clyde A. McArthur

Clyde A. McArthur

President, Chief Financial Officer and Director

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Wise		September 4, 2008
Robert B. Wise	Chief Executive Officer, Vice-Chairman and Director (Principal Executive Officer)

/s/ Clyde A. McArthur		September 4, 2008
Clyde A. McArthur	President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ William G. Bagwell*		September 4, 2008
William G. Bagwell	Director

/s/ John K. Bailey*		September 4, 2008
John K. Bailey	Director

/s/ John W. Bailey*		September 4, 2008
John W. Bailey	Director

/s/ Randall L. Crow*		September 4, 2008
Randall L. Crow	Chairman of the Board

Signature	Title	Date

/s/ Ricky D. Davis*		September 4, 2008
Ricky D. Davis	Director

/s/ Lawrence R. Dunn*		September 4, 2008
Lawrence R. Dunn	Director

/s/ Trent P. Gaites*		September 4, 2008
Trent P. Gaites	Director

/s/ Rita B. Gray*
Rita B. Gray

/s/ Sidney A. Howell*		September 4, 2008
Sidney A. Howell	Director

/s/ Daniel Olejnik*		September 4, 2008
Daniel Olejnik	Director

/s/ Henry C. Schmerler		September 4, 2008
Henry C. Schmerler	Director

/s/ H. Phillip Wilburn		September 4, 2008
H. Phillip Wilburn	Director
*By: /s/ Clyde A. McArthur
         Clyde A. McArthur
         Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1*	Articles of Incorporation of Home Federal Holdings Corporation.

3.2*	Bylaws of Home Federal Holdings Corporation.

4.1*	Specimen Common Stock Certificate.

4.2*	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock.

4.3*	Form of Subscriber Warrant Certificate (contained in Exhibit 10.8).

5.1	Legal Opinion of Troutman Sanders LLP.

10.1	Form of Proposed Amended and Restated Employment Agreement by and among Home Federal Holdings Corporation and Robert B. Wise.

10.2	Form of Proposed Amended and Restated Employment Agreement by and among Home Federal Holdings Corporation and Clyde A. McArthur.

10.3	Form of Proposed Amended and Restated Employment Agreement by and among Home Federal Holdings Corporation and Rita B. Gray.

10.4*	Commercial Line of Credit Agreement and Note, dated June 25, 2007, between HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank and Nexity Bank.

10.5*	Commercial Promissory Note, dated February 6, 2007, between Home Federal Savings Bank and Nexity Bank.

10.6*	Organizing Line of Credit — Change In Terms Agreement, dated September 18, 2007, between HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank and Nexity Bank.

10.7*	Organizing Line of Credit, dated January 29, 2008, between Home Federal Bank, National Association (in Organization), as Borrower and Nexity Bank, as Lender.

10.8	Organizing Line of Credit — Change In Terms Agreement, dated June 6, 2008, between HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank and Nexity Bank.

10.9*	Home Federal Holdings Corporation 2008 Stock Incentive Plan.

10.10*	Form of Escrow Agreement by and among Home Federal Holdings Corporation and Nexity Bank (included as Appendix A to the prospectus).

10.11*	Form of Subscriber Warrant Agreement.

10.12*	Form of Director Warrant Agreement.

10.13*	Form of Organizer Warrant Agreement.

10.14	Consulting Agreement between Home Federal Holdings Corporation and Bank Resources, Inc., dated February 5, 2008.

23.1	Consent of Nichols, Cauley & Associates LLC.

23.2*	Consent of Troutman Sanders LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	Form of Subscription and Investment Agreement (included as Appendix B to the prospectus).

*	Previously filed.